UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CDW CORPORATION

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CDW PEOPLE WHO GET IT

Meaningful, *Profitable* GROWTH

Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

“In 2016, CDW once again delivered strong financial performance along with strategic progress. Our unique formula for success includes our relentless focus on customers, the balance of our end-markets, our flexible business model and our ability to evolve as customer needs and market dynamics change.”

Dear Fellow Stockholder,

On behalf of our Board of Directors, I’m pleased to invite you to CDW’s 2017 Annual Meeting of Stockholders. The meeting will be held on Tuesday, September 19 at 7:30 a.m. CDT, at CDW Center located at 200 Tri-State International in Lincolnshire, Illinois. The attached Notice of Annual Meeting of Stockholders and Proxy Statement will serve as your guide to the business conducted at the meeting.

In 2016, CDW once again delivered strong financial performance along with strategic progress. Our unique formula for success includes our relentless focus on customers, the balance of our end-markets, our flexible business model and our ability to evolve as customer needs and market dynamics change. As a result, we were able to again deliver meaningful profitable growth and value for our customers and stockholders.

For more information on CDW and to take advantage of the many stockholder resources and tools, we encourage you to visit our Investor Relations website at investor.cdw.com.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote either via the Internet, by telephone or by signing and returning a proxy card. Please vote as soon as possible so that your shares will be represented.

Thank you for your continued trust in CDW and investment in our business.

Thomas E. Richards

Chairman, President and Chief Executive Officer

August 8, 2017

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Notice of Annual Meeting of Stockholders

When:	Where:
Tuesday, September 19, 2017	CDW Center
7:30 a.m. CDT	200 Tri-State International
Lincolnshire, Illinois 60069

We are pleased to invite you to the CDW Corporation Annual Meeting of Stockholders.

Items of Business:

1.	To elect the four Class I director nominees named in this proxy statement for a term expiring at the 2020 Annual Meeting of Stockholders;
2.	To approve, on an advisory basis, named executive officer compensation;
3.	To approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation;
4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
5.	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

Record Date:

Holders of our common stock at the close of business on July 24, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

How to Vote:

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about August 8, 2017.

August 8, 2017	By Order of the Board of Directors,

Shannon A. Toolis

Vice President, Assistant General Counsel

and Assistant Secretary

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be Held on September 19, 2017:
The proxy materials relating to our 2017 Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

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VOTING INFORMATION

Who is Eligible to Vote

You are entitled to vote at the Annual Meeting if you were a stockholder of CDW Corporation (the “Company” or ‘‘CDW’’) as of the close of business on July 24, 2017, the record date for the Annual Meeting.

Participate in the Future of CDW—Vote Today

Please cast your vote as soon as possible on all of the proposals listed below to ensure that your shares are represented.

		More	Board
		Information	Recommendation
Proposal 1	Election of Directors	Page 16	FOR each Class I Director Nominee
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	Page 29	FOR
Proposal 3	Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation	Page 50	1 YEAR
Proposal 4	Ratification of Selection of Independent Registered Public Accounting Firm	Page 52	FOR

Voting in Advance of the Annual Meeting

Even if you plan to attend our Annual Meeting in person, please read this proxy statement with care and vote right away as described below. For stockholders of record, have your notice and proxy card in hand and follow the instructions. If you hold your shares through a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee, including whether telephone or Internet options are available.

BY INTERNET USING YOUR COMPUTER	BY INTERNET USING YOUR TABLET OR SMARTPHONE	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Scan this QR code 24/7 to vote with your mobile device (may require free software)	Dial toll-free 24/7 1-800-690-6903 (registered holders) 1-800-454-8683 (beneficial holders)	Cast your ballot, sign your proxy card and return by mail in the postage prepaid envelope

Voting at the Annual Meeting

You may vote in person at the 2017 Annual Meeting of Stockholders, which will be held on Tuesday, September 19, 2017, at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois 60069. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

Frequently Asked Questions

We provide answers to many frequently asked questions about the meeting and voting under “Frequently Asked Questions Concerning the Annual Meeting” beginning on p. 55 of this proxy statement.

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement and our 2016 Annual Report on Form 10-K carefully before voting at the Annual Meeting of Stockholders. Measures used in this proxy statement that are not based on accounting principles generally accepted in the United States (“non-GAAP”) are each defined and reconciled to the most directly comparable GAAP measure in Appendix A.

Business Overview

We are a leading provider of integrated information technology (IT) solutions in the United States, Canada and the United Kingdom serving a growing and fragmented market. We help over 250,000 small, medium and large business, government, education and healthcare customers by delivering solutions to meet their increasingly complex IT needs. Our full suite of offerings include discrete hardware and software products to integrated IT solutions such as mobility, security, data center, virtualization and digital workspace. We are technology “agnostic,” with a solutions portfolio including more than 100,000 products and services from more than 1,000 leading and emerging brands.

Our solutions are delivered in physical, virtual and cloud-based environments through over 5,500 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our solutions set that addresses the entire IT lifecycle and our large and highly-skilled sales and technical organization, we deliver unique value - for both our customers and our vendor partners.

2016 Business Highlights

Our 2016 performance demonstrated the strength of our business model as we captured market share and delivered excellent profitability while continuing to invest in our future. For the year, we delivered:

•	Net sales (which include results from our August 2015 acquisition of CDW UK, the UK-based integrated solutions provider previously known as Kelway) growth of 7.6%

•	Constant currency net sales growth of 8.3%

•	Adjusted EBITDA growth of 9.7%

•	Non-GAAP net income per diluted share growth of 16.9%, fueled by strong operating profits, incremental earnings from the inclusion of CDW UK and the repurchase of more than 8.7 million shares

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2016:

•	First, our nimble business model, which enables us to quickly capitalize on market trends. In 2016, this helped us deliver a higher mix of “100% gross margin solutions and services,” contributing to our achievement of an adjusted EBITDA margin for the year above our mid-7% target range.

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•	Second, the power of our balanced portfolio of customer end-markets, with five US channels each with over $1 billion in annual Net sales and combined sales from Canadian and UK operations of more than $1.3 billion. In 2016, this diversity of end-markets enabled us to more than offset the impact of slow economic conditions on sales to US Medium and Large business customers, and deliver mid-single digit Net sales growth.

•	Third, our diverse product suite of more than 100,000 products from over 1,000 leading and emerging brands. This breadth ensures we are well- positioned to meet our customers’ needs - whether transactional or highly complex. In 2016, US hardware sales increased 3%, software sales increased 8% and services increased 12%.

In 2016, in addition to our strong financial results, including free cash flow of $684 million, we continued to invest in our future and made excellent progress against our three part strategy:

OUR THREE PART STRATEGY

See Appendix A for a reconciliation of free cash flow, which is a non-GAAP financial measure, to the most directly comparable GAAP measure.

We continued to make progress against our four capital allocation priorities. These priorities are designed to provide stockholders with a balance between receiving short-term returns of capital (dividends and share repurchases) and long-term value creation by providing us with the flexibility required to execute our long-term growth strategy.

CAPITAL ALLOCATION PRIORITIES

PRIORITIES	OBJECTIVES	ACTIONS
Increase Dividends Annually	Target 30% payout of free cash flow in 5 years[1]	49% increase to $0.64/share[2]

Maintain Net Leverage[3]	~2.5 to 3.0 times net leverage	2.7x4

Supplement Organic Growth with M&A	Tuck-in, accretive deals	CDW UK acquisition

Return Excess Free Cash Flow after Dividends & M&A Through Share Repurchases	Offset to incentive plan dilution and to supplement earnings per share growth	> $366 million in share repurchases[5]

(1)	Established target in November 2014.
(2)	Increased November 2016.
(3)	Defined in the Company’s credit agreement, on a consolidated basis, as the ratio of total debt at period-end excluding any unamortized discount and/or premium and unamortized deferred financing costs, less cash and cash equivalents, to trailing twelve months (TTM) Adjusted EBITDA, a non-GAAP measure defined in the Company’s credit agreement.
(4)	As of December 31, 2016.
(5)	During 2016.

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Our strategic and capital allocation priorities remain the same for 2017 and support our annual medium term targets for 2016 through 2018:

OUR ANNUAL MEDIUM TERM TARGETS

2016 – 2018
Net Sales Growth	U.S. IT growth + 200-300 basis points in constant currency

Adjusted EBITDA	High 7% to 8% Margin

Net Leverage[1]	Maintain net debt/ Adjusted EBITDA ratio at approximately 2.5-3.0x

Non-GAAP Net Income Per Diluted Share Growth	Low double-digits in constant currency

(1)	Defined in the Company’s credit agreement, on a consolidated basis, as the ratio of total debt at period-end excluding any unamortized discount and/or premium and unamortized deferred financing costs, less cash and cash equivalents, to trailing twelve months (TTM) Adjusted EBITDA, a non-GAAP measure defined in the Company’s credit agreement.

We believe our 2016 results, strategic progress and capital allocation actions were recognized by the stock market. The following chart shows how a $100 investment in the Company’s common stock on June 27, 2013, the date our common stock first traded on the Nasdaq Global Select Market (“NASDAQ”) after our IPO, would have grown to $315 on December 31, 2016, with dividends reinvested quarterly. The chart also shows CDW’s significant outperformance versus the S&P Mid Cap 400 Index ($100 investment would have grown to $153) and the Company’s 2016 compensation peer group (see page 41 of this proxy statement) ($100 investment would have grown to $147) over the same period, with dividends reinvested quarterly.

For further details about our performance in 2016, please see the Company’s 2016 Annual Report on Form 10-K.

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Our Board of Directors

•	Independent Board. Our Board of Directors is comprised entirely of independent directors, other than our Chief Executive Officer.

•	Independent Lead Director. Barry K. Allen serves as our independent lead director.

•	Independent Board Committees. All members of our Audit, Compensation and Nominating and Corporate Governance Committees are independent directors.

					Board Committee Membership As of August 8, 2017(2)
Name	Age	Director Since(1)	Primary Occupation	Independent	Audit	Comp	Nom & Corp Gov
Thomas E. Richards (Chairman)	62	2011	Chairman, President & Chief Executive Officer, CDW Corporation
Virginia C. Addicott	53	2016	President & Chief Executive Officer, FedEx Custom Critical		X		X
Steven W. Alesio*	63	2009	Operating Partner, Providence Equity Partners L.L.C.				X
Barry K. Allen (Lead Director)*	68	2009	Operating Partner, Providence Equity Partners L.L.C.; President, Allen Enterprises, LLC			X
James A. Bell	69	2015	Retired Executive Vice President, The Boeing Company		X		X
Benjamin D. Chereskin	58	2007	President, Profile Capital Management LLC		X		X
Lynda M. Clarizio	56	2015	President of U.S. Media, The Nielsen Company (US), LLC			X	X
Paul J. Finnegan	64	2011	Co-Chief Executive Officer, Madison Dearborn Partners, LLC			X	X
David W. Nelms*	56	2014	Chairman & Chief Executive Officer, Discover Financial Services		X		X
Joseph R. Swedish	66	2015	Chairman, President & Chief Executive Officer, Anthem, Inc.			X	X
Donna F. Zarcone*	59	2011	President and Chief Executive Officer, The Economic Club of Chicago				X

* Nominee for election to the Board of Directors at the Annual Meeting.

(1)	The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our initial public offering in 2013.

(2)	Audit - Audit Committee; Comp - Compensation Committee; Nom & Corp Gov - Nominating and Corporate Governance Committee. - Committee Chair.

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Executive Compensation Highlights

CEO Pay for Performance

Our executive compensation program is focused on driving sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. As shown in the chart on the right, in 2016, approximately 86% of the target compensation of our Chief Executive Officer, Thomas E. Richards, was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

Our Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices

Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance

Long-term objectives aligned with the creation of stockholder value

Target total compensation at the competitive market median

Market comparison of executive compensation against a relevant peer group

Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company

Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan

Robust stock ownership guidelines

Clawback policy

Annual say-on-pay vote

We do not have tax gross-ups

We do not have executive perquisites

We do not have an enhanced severance multiple upon a change in control

We do not have excessive severance benefits

We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan

We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval

We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

Extensive information regarding our executive compensation programs in place for 2016 can be found in the “Compensation Discussion and Analysis” section of this proxy statement.

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CORPORATE GOVERNANCE

Our success is built on the trust we have earned from our customers, coworkers, business partners, investors and communities, and trust sustains our success. Part of this trust stems from our commitment to good corporate governance. To provide a framework for effective governance, our Board of Directors (or “Board”) has adopted Corporate Governance Guidelines, which outline the operating principles of our Board and the composition and working processes of our Board and its committees. The Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and developments in corporate governance and recommends proposed changes to the Board for approval.

Our Corporate Governance Guidelines, along with other corporate governance documents such as committee charters and The CDW Way Code (our code of business conduct and ethics), are available on our website at www.cdw.com by clicking on Investor Relations and then Corporate Governance.

Independence of Our Board of Directors

Under our Corporate Governance Guidelines and the listing standards of NASDAQ, a majority of our Board members must be independent. The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in the NASDAQ listing standards and considers all relevant facts and circumstances.

Under the NASDAQ independence criteria, a director cannot be considered independent if he or she has one of the relationships specifically enumerated in the NASDAQ listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that each of our current directors and each of the directors who served during the last completed fiscal year is independent under the applicable listing standards of NASDAQ, other than our Chief Executive Officer, Thomas E. Richards.

Board of Directors Leadership Structure

Thomas E. Richards, our Chief Executive Officer, serves as the Chairman of our Board of Directors and Barry K. Allen, a non-executive and independent director, serves as the Lead Director of our Board of Directors. The Board believes that the combined role of Chairman and Chief Executive Officer, together with the appointment of an independent Lead Director, the independence of all Board members other than our Chief Executive Officer, and the use of regular executive sessions of the independent directors, achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives.

The Board believes that having the Company’s Chief Executive Officer serve as the Chairman is in the best interest of its stockholders at this time because this structure ensures a seamless flow of communication between management and the Board, in particular with respect to the Board’s oversight of the Company’s strategic direction, as well as the Board’s ability to ensure management’s focused execution of that strategy. The Board additionally believes that because the Chief Executive Officer is the director most familiar with the Company’s business, industry and day-to-day operations, he is well-positioned to help the Board focus on those issues of greatest importance to the Company and its stockholders and to assist the Board with identifying the Company’s strategic priorities, as well as the short-term and long-term risks and challenges facing the Company. While independent directors have invaluable experience and expertise from outside the Company and its business, giving them different perspectives regarding the development of the Company’s strategic goals and objectives, the Chief Executive Officer is well-suited to bring Company-specific experience and industry expertise to his discussions with independent directors.

Under our Corporate Governance Guidelines, the primary roles of the Lead Director are to assist the Chairman in managing the governance of the Board and to serve as a liaison between the Chairman and other directors. The Lead Director: (1) presides at all meetings of the Board at which the Chairman is not present, including all executive sessions of the non-management and/or independent directors; (2) has the authority to call meetings of the non-management and/or independent directors; (3) serves as a contact for interested parties who wish to communicate with non-management directors; and (4) provides input to the Chairman on the annual Board calendar, agenda items and schedules for each Board meeting and the materials and information to be presented to the Board.

The Board does not believe that a single leadership structure is right for all companies at all times, however, so the Board will periodically review its leadership structure to determine, based on the circumstances at the time, whether it and its committees are functioning effectively.

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Board and Committee Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend meetings of the Board and applicable committees and annual meetings of stockholders.

In 2016, the Board held four meetings. In 2016, each of the directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he or she served (during the periods for which he or she served on the Board and such committees). In addition, thirteen of the directors then in office attended our 2016 Annual Meeting of Stockholders.

Board Committees

Our Board has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board has adopted charters for each of these committees, which are available on our website at www.cdw.com. Under the committees’ charters, the committees report regularly to the Board and as the Board requests. Additional information on each of these committees is set forth below.

Audit Committee

Chairperson: Donna F. Zarcone

Other Members of the Committee: Virginia C. Addicott, James A. Bell, Benjamin D. Chereskin, David W. Nelms

Meetings Held in 2016: 7

Primary Responsibilities:

Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm its independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of its audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the accounting and financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the U.S. Securities and Exchange Commission (“SEC”); (6) reviewing and monitoring our accounting principles, accounting policies and financial and accounting controls; (7) establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving or ratifying related person transactions; (9) overseeing our business process assurance function (internal audit); and (10) reviewing the Company’s compliance and ethics and risk management programs, including with respect to cybersecurity.

Independence:

Each member of the Audit Committee meets the audit committee independence requirements of NASDAQ and the rules under the Securities Exchange Act of 1934 (the “Exchange Act”).

The Board has designated each member of the Audit Committee as an “audit committee financial expert.” Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements.

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Compensation Committee

Chairperson: Steven W. Alesio

Other Members of the Committee: Barry K. Allen, Lynda M. Clarizio, Paul J. Finnegan, Joseph R. Swedish

Meetings Held in 2016: 4

Primary Responsibilities:

Our Compensation Committee is responsible for, among other things: (1) reviewing and approving the compensation of our chief executive officer and other executive officers; (2) reviewing and approving employment agreements and other similar arrangements between CDW and our executive officers; (3) administering our stock plans and other incentive compensation plans; (4) periodically reviewing and recommending to the Board any changes to our incentive compensation and equity-based plans; and (5) reviewing trends in executive compensation. The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate.

Independence:

Each member of the Compensation Committee meets the compensation committee independence requirements of NASDAQ and the rules under the Exchange Act.

Nominating and Corporate Governance Committee

Chairperson: Barry K. Allen

Other Members of the Committee:	Virginia C. Addicott, Steven W. Alesio, James A. Bell, Benjamin D. Chereskin, Lynda M. Clarizio, Paul J. Finnegan, David W. Nelms, Joseph R. Swedish, Donna F. Zarcone

Meetings Held in 2016: 4

Primary Responsibilities:

Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board; (2) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us; (5) reviewing compliance with The CDW Way Code, our code of business conduct and ethics; (6) reviewing and approving the compensation of our directors; (7) setting performance goals for and reviewing the performance of our chief executive officer; and (8) executive succession planning.

Independence:

Each member of the Nominating and Corporate Governance Committee meets the nominating and corporate governance committee independence requirements of NASDAQ.

Board of Directors Role in Risk Oversight

Enterprise Risk Management Program

Our Board of Directors, as a whole and through the Audit Committee, oversees our Enterprise Risk Management Program (“ERM Program”), which is designed to drive the identification, analysis, discussion and reporting of our high priority enterprise risks. The ERM Program facilitates constructive dialog at the senior management and Board levels to proactively identify and manage enterprise risks. Under the ERM Program, senior management develops a holistic portfolio of enterprise risks by facilitating business and supporting function assessments of strategic, operational, financial reporting and compliance risks, and helps to ensure appropriate response strategies are in place.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. Enterprise risks are considered in business decision making and as part of our overall business strategy. Our management team, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company. Senior management provides regular updates to the Audit Committee and periodic updates to the full Board on the ERM Program, and reports to both the Audit Committee and the full Board on any identified high priority enterprise risks.

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Compensation Risk Assessment

We conducted an assessment of the risks associated with our compensation practices and policies, and determined that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company. In conducting the assessment, we undertook a review of our compensation philosophies, our compensation governance structure and the design and oversight of our compensation programs. Overall, we believe that our programs include an appropriate mix of fixed and variable features, and short- and long-term incentives with compensation-based goals aligning with corporate goals. Centralized oversight helps ensure compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive risk-taking.

Code of Business Conduct and Ethics

We have adopted The CDW Way Code, our code of business conduct and ethics, which is applicable to all of our coworkers and our directors. Additionally, within The CDW Way Code is a Financial Integrity Code of Ethics that sets forth an even higher standard applicable to our executives, officers, members of our internal disclosure committee and all managers and above in our finance department. A copy of this code is available on our website at www.cdw.com. If we make any substantive amendments to the Financial Integrity Code of Ethics or grant any waiver from a provision to our chief executive officer, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Hedging, Short Sales and Pledging Policies

Our Policy on Insider Trading, which applies to all coworkers, Board members and consultants, includes policies on hedging, short sales and pledging of our securities. Our policy prohibits hedging or monetization transactions involving Company securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. It also prohibits short sales of our securities, including sales of securities that are owned with delayed delivery. In addition, it prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan except in limited circumstances with pre-approval from our Chief Legal Officer, which pre-approval will only be granted when such person clearly demonstrates the financial capacity to repay the loan without resort to any pledged securities.

Executive Compensation Policies and Practices

See the “Compensation Discussion and Analysis” for a discussion of the Company’s executive compensation policies and practices.

Communications with the Board of Directors

Stockholders who would like to communicate with the Board of Directors or its committees may do so by writing to them via the Company’s Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Correspondence may be addressed to the collective Board of Directors or to any of its individual members or committees at the election of the sender. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

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Compensation Committee Interlocks and Insider Participation

During 2016, our Compensation Committee consisted of Steven W. Alesio, Barry K. Allen, Lynda M. Clarizio, Michael J. Dominguez (through June 27, 2016), Paul J. Finnegan (appointed June 27, 2016), Robin P. Selati (through June 27, 2016) and Joseph R. Swedish. No member of the Compensation Committee was, during 2016 or previously, an officer or employee of the Company or its subsidiaries. In addition, during 2016, there were no compensation committee interlocks required to be disclosed.

Related Person Transactions

Related Person Transactions Approval/Ratification Procedures

The Company has written procedures regarding the approval and ratification of related person transactions. Under these procedures, our Audit Committee is responsible for reviewing and approving or ratifying all related person transactions. If the Audit Committee determines that approval or ratification of a related person transaction should be considered by the Board, such transaction will be submitted for consideration by all disinterested members of the Board. The Chair of the Audit Committee has the authority to approve or ratify any related person transaction in which the aggregate amount involved is expected to be less than $300,000 and in which the Chair of the Audit Committee has no direct or indirect interest.

For these purposes, a related person transaction is considered to be any transaction that is required to be disclosed pursuant to Item 404 of the SEC’s Regulation S-K, including transactions between us and our directors, director nominees or executive officers, 5% record or beneficial owners of our common stock or immediate family members of any such persons, when such related person has a direct or indirect material interest in such transaction.

Potential related person transactions are identified based on information submitted by our officers and managers and then submitted to our Audit Committee for review. The CDW Way Code, our code of business conduct and ethics, requires that our directors and coworkers identify and disclose any material transaction or relationship that could reasonably be expected to create a conflict of interest and interfere with their impartiality or loyalty to the Company. Further, at least annually, each director and executive officer is required to complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

When deciding to approve or ratify a related person transaction, our Audit Committee takes into account all relevant considerations, including without limitation the following:

•	the size of the transaction and the amount payable to or by the related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction is at arm’s-length, in the ordinary course or on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the purpose of the transaction and any potential benefits to us.

Related Person Transactions

There have been no transactions since January 1, 2016 for which disclosure under Item 404(a) of Regulation S-K is required.

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PROPOSAL 1—Election of Directors

Under our Fifth Amended and Restated Certificate of Incorporation (our “Amended and Restated Certificate of Incorporation”), the number of Board members is set from time to time by the Board. Our Board currently consists of eleven directors. Our Board is divided into three classes of directors—Class I, Class II and Class III—with one class of directors elected at each annual meeting of stockholders. Our directors serve three-year terms, with the expiration of their terms staggered according to class.

The terms of our four current Class I directors expire on the date of the 2017 Annual Meeting, subject to the election and qualification of their successors. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated our four current Class I directors for election to terms expiring at the 2020 Annual Meeting, subject to the election and qualification of their successors.

Director Nomination Process

The Board of Directors is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates and recommending qualified candidates to the Board for nomination. Third-party search firms may be and have been retained to identify individuals that meet the criteria of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates it identified, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend nominees for election to the Board should submit their recommendations in writing to our Corporate Secretary by email at board@cdw.com or by mail at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061. Nominations for the 2018 Annual Meeting of Stockholders must be received no later than February 22, 2018.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the qualifications and skills of the candidates individually and the composition of the Board as a whole. Under our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and the Board review the following for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Principal employment, occupation or association involving an active leadership role

•	Qualifications, attributes, skills and/or experience relevant to the Company’s business

•	Ability to bring diversity to the Board, including complementary skills and viewpoints

•	Other time commitments, including the number of other boards on which the potential candidate may serve

•	Independence and absence of conflicts of interest as determined by the Board’s standards and policies, the listing standards of NASDAQ and other applicable laws, regulations and rules

•	Financial literacy and expertise

•	Personal qualities, including strength of character, maturity of thought process and judgment, values and ability to work collegially

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2017 Nominees for Election to the Board of Directors

Each of the four Class I director nominees listed below is currently a director of the Company. Each also has been determined by the Board to be independent.

The following biographies describe the business experience of each Class I director nominee. Following the biographical information for each director nominee, we have listed the specific experience and qualifications of that nominee that strengthen the Board’s collective qualifications, skills and experience. The time period for Messrs. Alesio and Allen and Ms. Zarcone’s service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

If elected, each of the Class I director nominees is expected to serve for a term expiring at the Annual Meeting of Stockholders in 2020, subject to the election and qualification of his or her successor. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board of Directors recommends a vote FOR the following nominees for election as Class I directors.

STEVEN W. ALESIO Class I (Term Expires 2017) Independent Director Age 63	Director of CDW Since: 2009 CDW Committees: Compensation (Chair) and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Alesio serves as an Operating Partner at Providence Equity Partners L.L.C., a global asset management firm, a position he has held since December 2010. While with Providence Equity, Mr. Alesio also served as Chief Executive Officer of TwentyEighty, Inc., a corporate training company, from 2016 to 2017. Prior to joining Providence Equity, Mr. Alesio was most recently Chairman of the Board and Chief Executive Officer of Dun & Bradstreet Corporation, a provider of credit information on businesses and corporations. After joining Dun & Bradstreet in 2001 as Senior Vice President, Mr. Alesio served in various senior leadership positions. In 2002, Mr. Alesio was named President and Chief Operating Officer, and was elected to the board of directors. In January 2005, Mr. Alesio was chosen to be the Chief Executive Officer, and in May of 2005, he became Chairman of the Board, a position he held until his departure in 2010. Prior to joining Dun & Bradstreet, Mr. Alesio spent 19 years with the American Express Company, where he served in marketing and general management roles.

Mr. Alesio also serves on the board of directors of Vector Learning. During the past five years, Mr. Alesio also served on the boards of directors of Altegrity, Inc., Ascend Learning, Blackboard Inc., Genworth Financial, Inc., Study Group and TwentyEighty. Mr. Alesio is the founding sponsor for the non-profit All Stars Project of New Jersey, which provides outside-of-school leadership development and performance-based education programming to thousands of inner-city young people in Newark and its surrounding communities. Mr. Alesio is a graduate of St. Francis College where he earned a bachelor’s degree and a graduate of University of Pennsylvania’s Wharton School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Alesio possesses particular knowledge and experience in strategic planning and leadership of complex organizations, and board practices of other major corporations.

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BARRY K. ALLEN Lead Director Class I (Term Expires 2017) Independent Director Age 68	Director of CDW Since: 2009 CDW Committees: Compensation and Nominating and Corporate Governance (Chair) Other Public Company Directorships: Bell Canada Enterprises

Mr. Allen serves as an Operating Partner at Providence Equity Partners L.L.C., a global asset management firm, and is President of Allen Enterprises, LLC, a private equity investment and management company he founded in 2000. Prior to joining Providence Equity in 2007, Mr. Allen was Executive Vice President of Operations at Qwest Communications International Inc., a broadband Internet-based communications company. Before his retirement from Qwest in 2007, Mr. Allen was responsible for the company’s network and information technology operations. Previously, he served as President of Chicago-based Ameritech Corp., where he began his career in 1974 and held a variety of executive appointments including President and Chief Executive Officer of Wisconsin Bell and President and Chief Executive Officer of Illinois Bell. Before starting at Ameritech, Mr. Allen served in the US Army where he reached the rank of Captain.

Mr. Allen also serves on the boards of directors of Bell Canada Enterprises, the Fiduciary Management family of mutual funds, Fiduciary Management, Inc., OEConnections LLC and the Professional Association of Diving Instructors (chairman 2015-2017). During the past five years, Mr. Allen served as a director of Harley-Davidson, Inc. (chairman 2009-2012), Stream Global Services, Inc. and the World Triathlon Corp. He also has served as a board member of many civic organizations, including the Greater Milwaukee Committee, Junior Achievement of Wisconsin, Children’s Hospital of Wisconsin and United Way in Milwaukee and currently serves as a board member of the Boys and Girls Club of Milwaukee. Mr. Allen is a graduate of the University of Kentucky where he earned a bachelor’s degree and a graduate of Boston University where he earned a Master of Business Administration, with honors.

Experience and Qualifications of Particular Relevance to CDW

Mr. Allen possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations, and board practices of other major corporations that make him particularly suited to serve as our lead director.

DAVID W. NELMS Class I (Term Expires 2017) Independent Director Age 56	Director of CDW Since: 2014 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Discover Financial Services

Mr. Nelms is the Chairman and Chief Executive Officer of Discover Financial Services, a direct banking and payment services company. Mr. Nelms was elected Chairman of the Board at Discover in January 2009, having served as Chief Executive Officer since 2004, and President and Chief Operating Officer from 1998 to 2004. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as Vice Chairman. From 1990 to 1991, he was a senior product manager for Progressive Insurance. Mr. Nelms served as a management consultant with Bain & Company from 1986 to 1990.

Mr. Nelms also serves on the boards of directors of the Federal Reserve Bank of Chicago, the Executives’ Club of Chicago and Junior Achievement of Chicago. He is a member of the Financial Services Roundtable and a member of the Civic Committee of the Commercial Club of Chicago. Mr. Nelms is a graduate of University of Florida where he earned a bachelor’s degree in mechanical engineering and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Nelms possesses particular knowledge and experience in technology industries, accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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DONNA F. ZARCONE Class I (Term Expires 2017) Independent Director Age 59	Director of CDW Since: 2011 CDW Committees: Audit (Chair) and Nominating and Corporate Governance Other Public Company Directorships: Cigna Corporation

Ms. Zarcone is the President and Chief Executive Officer of The Economic Club of Chicago, a position she has held since February 2012. She served as Interim President of The Economic Club of Chicago from October 2011 to February 2012. From January 2007 to February 2012, she served as the President, CEO and founder of D.F. Zarcone & Associates LLC, a strategy advisory firm. Prior to founding D.F. Zarcone & Associates, Ms. Zarcone was President and Chief Operating Officer of Harley-Davidson Financial Services, Inc., a provider of wholesale and retail financing, credit card and insurance services for dealers and customers of Harley-Davidson. After joining Harley-Davidson Financial Services, Inc. in 1994 as Vice President and Chief Financial Officer, Ms. Zarcone was named President and Chief Operating Officer in 1998. Prior to joining Harley-Davidson Financial Services, Inc., Ms. Zarcone served as Executive Vice President, Chief Financial Officer and Treasurer of Chrysler Systems Leasing, Inc. from 1982 through 1994 and in various management roles at KPMG/Peat Marwick from 1979 through 1982.

Ms. Zarcone also serves on the boards of directors of Cigna Corporation and The Duchossois Group. During the previous five years, Ms. Zarcone served as a director of The Jones Group Inc. She also serves as a board member of various civic and professional organizations, including The Economic Club of Chicago and The University of Chicago Polsky Center for Entrepreneurship and Innovation. Ms. Zarcone also is a National Association of Corporate Directors Governance Fellow. Ms. Zarcone is a graduate of Illinois State University where she earned a bachelor’s degree and a graduate of University of Chicago Booth School of Business where she earned a Master of Business Administration. Ms. Zarcone is a certified public accountant.

Experience and Qualifications of Particular Relevance to CDW

Ms. Zarcone possesses particular knowledge and experience in accounting, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations, and in her current role with The Economic Club of Chicago, continually monitors trends and business and economic issues nationally and globally.

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Other Members of the Board of Directors

Set forth below are the biographies of the continuing directors who are not nominees for election at the 2017 Annual Meeting. Virginia C. Addicott, James A. Bell, Benjamin D. Chereskin and Paul J. Finnegan are Class II directors whose terms will expire in 2018 and Thomas E. Richards, Lynda M. Clarizio and Joseph R. Swedish are the Class III directors whose terms will expire in 2019. Following the biographical information for each director, we have listed the specific experience and qualifications of that director that strengthen the Board’s collective qualifications, skills and experience. The time period for service as a director of CDW includes service on the Board of Managers of CDW Holdings LLC, our parent company prior to our IPO.

THOMAS E. RICHARDS Chairman Class III (Term Expires 2019) Age 62	Director of CDW Since: 2011 CDW Committees: None Other Public Company Directorships: The Northern Trust Corporation

Mr. Richards is our Chairman, President and Chief Executive Officer. Mr. Richards has served as our President and Chief Executive Officer since October 2011 and was named Chairman in January 2013. From 2009 to 2011, Mr. Richards served as our President and Chief Operating Officer. Prior to joining CDW, Mr. Richards held leadership positions with Qwest Communications International Inc., a broadband Internet-based communications company. From 2008 to 2009, he served as Executive Vice President and Chief Operating Officer, where he was responsible for the day-to-day operation and performance of Qwest, and before assuming that role, was the Executive Vice President of the Business Markets Group from 2005 to 2008. Mr. Richards also has served as Chairman and Chief Executive Officer of Clear Communications Corporation and as Executive Vice President of Ameritech Corporation.

Mr. Richards also serves as a board member of The Northern Trust Corporation, Junior Achievement of Chicago, Rush University Medical Center and the University of Pittsburgh. Mr. Richards also is a member of The Economic Club of Chicago and the Executives’ Club of Chicago. Mr. Richards is a graduate of the University of Pittsburgh where he earned a bachelor’s degree and a graduate of Massachusetts Institute of Technology where he earned a Master of Science in Management as a Sloan Fellow.

Experience and Qualifications of Particular Relevance to CDW

Mr. Richards possesses particular knowledge and experience in technology industries, strategic planning and leadership of complex organizations, and board practices of other major corporations.

VIRGINIA C. ADDICOTT Class II (Term expires 2018) Independent Director Age 53	Director of CDW Since: 2016 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: None

Ms. Addicott is the President and Chief Executive Officer of FedEx Custom Critical, a leading North American expedited freight carrier, a position she has held since June 2007. Ms. Addicott joined FedEx Custom Critical in 1999 as Division Managing Director, Service and Safety, and in 2001 became Division Vice President, Operations and Customer Service. Prior to joining FedEx Custom Critical, Ms. Addicott spent thirteen years at Roberts Express, Inc. (acquired by FedEx Custom Critical in 1999) in various operations roles.

Ms. Addicott also serves on the board of trustees of Kent State University and the boards of directors of Akron Children’s Hospital and Akron Community Foundation. Previously, she served as chair of both The Boys and Girls Club of Western Reserve and the Greater Akron Chamber of Commerce. Ms. Addicott is a graduate of Kent State University where she earned a bachelor’s degree and an Executive Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Ms. Addicott possesses particular knowledge and experience in operations, technology, finance, and strategic planning and leadership of complex organizations.

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JAMES A. BELL Class II (Term Expires 2018) Independent Director Age 69	Director of CDW Since: 2015 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Apple, Inc., The Dow Chemical Company and JP Morgan Chase & Co.

Mr. Bell retired as Executive Vice President of The Boeing Company, an aerospace company and manufacturer of commercial jetliners and military aircraft, in April 2012. Mr. Bell served as Boeing’s Executive Vice President, Corporate President and Chief Financial Officer from 2008 until February 2012. Previously, he served as Boeing’s Executive Vice President, Finance and Chief Financial Officer from 2003 to 2008; Senior Vice President of Finance and Corporate Controller from 2000 to 2003; and Vice President of Contracts and Pricing for Boeing Space and Communications from 1996 to 2000.

Mr. Bell also serves on the boards of directors of Apple, Inc., The Dow Chemical Company and JP Morgan Chase & Co. and the board of trustees of Rush University Medical Center. During the past five years, Mr. Bell also served as a director of the Chicago Urban League, the Chicago Infrastructure Trust, the Economic Club of Chicago and World Business Chicago. Mr. Bell is a graduate of California State University at Los Angeles where he earned a bachelor’s degree.

Experience and Qualifications of Particular Relevance to CDW

Mr. Bell possesses particular knowledge and experience in finance, accounting, regulatory issues, strategic planning and leadership of complex organizations, and board practices of other major corporations.

BENJAMIN D. CHERESKIN Class II (Term Expires 2018) Independent Director Age 58	Director of CDW Since: 2007 CDW Committees: Audit and Nominating and Corporate Governance Other Public Company Directorships: Cinemark, Inc.

Mr. Chereskin is President of Profile Capital Management LLC, an investment management firm. Prior to founding Profile Capital in 2009, Mr. Chereskin was a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, having co-founded the firm in 1992. Prior to the founding of Madison Dearborn, Mr. Chereskin was with First Chicago Venture Capital for nine years.

Mr. Chereskin also serves on the boards of directors of Cinemark, Inc., Advanced Micro Instruments, Inc., Expel, Inc. and KIPP-Chicago. During the previous five years, Mr. Chereskin also served as a director of Boulder Brands, Inc., the University of Chicago Laboratory School and University of Chicago Medicine. Mr. Chereskin is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Chereskin possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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LYNDA M. CLARIZIO Class III (Term expires 2019) Independent Director Age 56	Director of CDW Since: 2015 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Ms. Clarizio is the President of U.S. Media at The Nielsen Company (US), LLC, a global performance management company that provides a comprehensive understanding of what consumers watch and buy, a position she has held since August 2013. Prior to joining Nielsen, Ms. Clarizio served as Executive Vice President, Corporate Development and Operations of AppNexus, Inc., a programmatic advertising platform, from November 2012 to April 2013. From 2009 to 2012, Ms. Clarizio served as Chief Executive Officer and President of INVISION, Inc., a provider of multi-platform advertising solutions to the media industry. From 1999 to 2009, she held a variety of executive positions with AOL Inc., a media technology company, including most recently President of Platform-A (AOL’s consolidated advertising businesses) and President of Advertising.com (an AOL subsidiary). Prior to joining AOL, Ms. Clarizio was a partner at the Washington, DC law firm of Arnold & Porter, where she practiced law from 1987 through 1999.

Ms. Clarizio also serves on the boards of directors of Resonate and Human Rights First. She is also a member of the Leadership Council of Princeton University’s School of Engineering and Applied Science. During the past five years, Ms. Clarizio also served as a director of Batanga Media. Ms. Clarizio is a graduate of Princeton University where she earned a bachelor’s degree and a graduate of Harvard Law School where she earned a J.D.

Experience and Qualifications of Particular Relevance to CDW

Ms. Clarizio possesses particular knowledge and experience in sales and marketing, finance, technology, strategic planning, and leadership of complex organizations.

PAUL J. FINNEGAN Class II (Term Expires 2018) Independent Director Age 64	Director of CDW Since: 2011 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Finnegan is the Co-Chief Executive Officer of Madison Dearborn Partners, LLC, a private equity investment firm. Prior to co-founding Madison Dearborn in 1992, Mr. Finnegan was with First Chicago Venture Capital for ten years. Previously, he held a variety of marketing positions in the publishing industry, both in the United States and in Southeast Asia. Mr. Finnegan has more than 30 years of experience in private equity investing with a particular focus on investments in the communications industry.

Mr. Finnegan is the chairman of the board for Government Sourcing Solutions, LLC and also serves on the board of directors of AIA Corporation. He is a Fellow of the Harvard Corporation, Treasurer of Harvard University, chair of the Harvard Management Company, past member of the Harvard Board of Overseers and a Past President of the Harvard Alumni Association. Mr. Finnegan is a member of the Board of Dean’s Advisors at the Harvard Business School, a member of the Leadership Council of the Harvard School of Public Health and also a member of the Center for Public Leadership’s Leadership Council at Harvard Kennedy School. He is the Past Chairman and current board member of Teach For America in Chicago, a member of Teach For America’s National Board and member of the board of directors of the Chicago Council on Global Affairs. Mr. Finnegan is a graduate of Harvard College where he earned a bachelor’s degree and a graduate of Harvard Business School where he earned a Master of Business Administration.

Experience and Qualifications of Particular Relevance to CDW

Mr. Finnegan possesses particular knowledge and experience in accounting, finance and capital market transactions, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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JOSEPH R. SWEDISH Class III (Term expires 2019) Independent Director Age 66	Director of CDW Since: 2015 CDW Committees: Compensation and Nominating and Corporate Governance Other Public Company Directorships: Anthem, Inc.

Mr. Swedish is the Chairman, President and Chief Executive Officer of Anthem, Inc., one of the country’s largest health insurers. Prior to joining Anthem in March 2013, Mr. Swedish was President and Chief Executive Officer of Trinity Health, an eighteen-state integrated health care delivery system, from 2004 to 2013. Mr. Swedish also has held CEO and senior leadership positions with Centura Health, Hospital Corporation of America and other healthcare enterprises, amongst others.

Mr. Swedish also serves on the board of directors for the Blue Cross and Blue Shield Association, the National Institute for Health Care Management, America’s Health Insurance Plans (Chairman), and Duke University’s Fuqua School of Business Board of Visitors. Mr. Swedish received his bachelor’s degree from the University of North Carolina at Charlotte and his master’s degree in health administration from Duke University.

Experience and Qualifications of Particular Relevance to CDW

Mr. Swedish possesses particular knowledge and experience in the healthcare industry, technology, finance, strategic planning and leadership of complex organizations, and board practices of other major corporations.

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DIRECTOR COMPENSATION

Elements of Director Compensation

The table below sets forth the elements of our 2016 annual compensation program for our non-employee directors.

2016 Annual Compensation Elements	Amount
Board Retainer	$87,500
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$10,000
Annual Restricted Stock Unit Grant Value	$137,500

All retainers are paid quarterly in arrears and, if applicable, are prorated based upon Board or chair service during the calendar year.

The annual restricted stock unit grant vests on the first anniversary of the grant date and entitles the director to receive shares of our common stock upon vesting. Directors may elect to defer receipt of common stock upon vesting in five year increments. In the year of appointment to the Board, a director receives a prorated portion of the annual restricted stock unit grant value based upon the number of months between appointment and the vesting date of the most recent annual grant to incumbent directors, which prorated award vests on the same vesting date as the most recent annual grant to incumbent directors.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of directors with the interests of the Company’s other stockholders, each non-employee director should maintain a minimum level of equity interests in the Company’s common stock. The Nominating and Corporate Governance Committee is responsible for periodically reviewing the stock ownership guidelines for non-employee directors and making recommendations to the Board.

Pursuant to our Corporate Governance Guidelines, each non-employee director must hold equity interests in the Company’s common stock equal to at least $500,000. Until such guideline is met, a director is required to retain 100% of the after-tax value of all vested equity awards earned under the Company’s non-employee director compensation program.

Director Compensation Review

At the end of 2015, the Nominating and Corporate Governance Committee, in consultation with the Compensation Committee, reviewed the design and competitiveness of our non-employee director compensation program. The Nominating and Corporate Governance Committee considered input from the Compensation Committee’s independent compensation consultant and market data for the same peer group of companies that the Compensation Committee uses for determining executive compensation as set forth in “Compensation Discussion and Analysis - Comparison to Relevant Peer Group”. Upon review, the Nominating and Corporate Governance Committee determined that the design of the Company’s non-employee director compensation program continued to be aligned with market trends, but the total compensation was below the median of the peer group. The Nominating and Corporate Governance Committee recommended, and the Board approved, the following increases for 2016 to align director compensation with the market median range: (1) the cash retainer for Board service was increased by $12,500 to $87,500; (2) the Audit Committee and Compensation Committee Chair retainers each were increased by $5,000 to $20,000 and $15,000, respectively; and (3) the annual restricted stock unit grant value was increased by $12,500 to $137,500.

In June 2016, at the time Madison Dearborn Partners, LLC and Providence Equity Partners L.L.C. exited their private equity positions in the Company, the Nominating and Corporate Governance Committee also recommended to the Board, and the Board approved, Paul J. Finnegan’s participation in the Company’s non-employee director compensation program effective July 1, 2016. Previously, the Company’s non-employee director compensation program did not apply to non-employee directors who were Managing Directors of Madison Dearborn Partners, LLC or Providence Equity Partners L.L.C.

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2016 Director Compensation Table(1)

The table below summarizes the compensation paid by the Company to our non-employee directors for the fiscal year ended December 31, 2016:

	Fees earned
	or paid in cash	Stock Awards	Total
Name	($)	($)(2)	($)
Virginia C. Addicott(3)	72,837	137,514	210,351
Steven W. Alesio	102,500	137,514	240,014
Barry K. Allen	97,500	137,514	235,014
James A. Bell	87,500	137,514	225,014
Benjamin D. Chereskin	87,500	137,514	225,014
Lynda M. Clarizio	87,500	137,514	225,014
Paul J. Finnegan(4)	43,750	91,683	135,433
David W. Nelms	87,500	137,514	225,014
Joseph R. Swedish	87,500	137,514	225,014
Donna F. Zarcone	107,500	137,514	245,014
(1)	Glenn M. Creamer, Michael J. Dominguez and Robin P. Selati were members of our Board until June 27, 2016, but were not eligible for our non-employee director compensation program as Managing Directors of either Madison Dearborn Partners, LLC or Providence Equity Partners L.L.C.
(2)	The amounts reported represent the grant date fair value of restricted stock units granted in 2016, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). The following table summarizes outstanding stock awards held by each above director on December 31, 2016, including restricted stock units on which settlement has been deferred and restricted stock units acquired through the deemed reinvestment of dividend equivalents:

Restricted Stock Units Outstanding
Name	(#)
Virginia C. Addicott	3,493
Steven W. Alesio	12,137
Barry K. Allen	12,137
James A. Bell	6,610
Benjamin D. Chereskin	3,493
Lynda M. Clarizio	3,493
Paul J. Finnegan	2,287
David W. Nelms	12,137
Joseph R. Swedish	3,493
Donna F. Zarcone	12,137

(3)	Appointed to our Board on March 2, 2016.
(4)	Commenced participation in the Company’s non-employee director compensation program effective July 1, 2016. In 2016, Mr. Finnegan’s cash compensation for Board service was paid to Madison Dearborn Partners, LLC.

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STOCK OWNERSHIP

Ownership of Our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee and each of our named executive officers;

•	all members of our Board and our executive officers as a group; and

•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days of July 24, 2017 and restricted stock units that are currently vested but deferred or that will be settled into shares within 60 days of July 24, 2017 are deemed to be outstanding and beneficially owned by the person. Unvested restricted shares and unvested performance shares (which are issued at the maximum achievement level) are outstanding and are deemed to be beneficially owned by the person holding such shares. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Except as otherwise indicated, all stockholdings are as of July 24, 2017 and the percentage of beneficial ownership is based on 155,095,430 shares of common stock outstanding as of July 24, 2017.

Directors and Executive Officers

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Thomas E. Richards	1,771,591	1.1%	Includes beneficial ownership of 826,737 shares held by Mr. Richards that may be acquired within 60 days of July 24, 2017. Also includes 7,404 shares of restricted stock and 196,985 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of July 24, 2017.
Ann E. Ziegler	215,273	*	Includes beneficial ownership of 95,220 shares held by Ms. Ziegler that may be acquired within 60 days of July 24, 2017. Also includes 70,976 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of July 24, 2017.
Douglas E. Eckrote	249,502	*	Includes beneficial ownership of 45,351 shares held by Mr. Eckrote that may be acquired within 60 days of July 24, 2017. Also includes 23,686 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of July 24, 2017.
Christine A. Leahy	303,407	*	Includes beneficial ownership of 72,618 shares held by Ms. Leahy that may be acquired within 60 days of July 24, 2017. Also includes 44,660 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of July 24, 2017.

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Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares	Additional Information
Jonathan J. Stevens	140,929	*	Includes beneficial ownership of 32,212 shares held by Mr. Stevens that may be acquired within 60 days of July 24, 2017. Also includes 21,052 performance shares (assuming maximum achievement of the applicable performance goals and including shares issuable pursuant to performance shares acquired through the deemed reinvestment of dividend equivalents) that are not vested and will not become vested within 60 days of July 24, 2017.
Virginia C. Addicott	3,512	*	Includes beneficial ownership of 3,512 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Steven W. Alesio	33,715	*	Includes beneficial ownership of 12,202 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Barry K. Allen	35,076	*	Includes beneficial ownership of 12,202 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting. Also includes 1,854 shares held by Allen Enterprises LLC, a limited liability company of which Mr. Allen is the sole member.
James A. Bell	12,325	*	Includes beneficial ownership of 6,645 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Benjamin D. Chereskin	201,883	*	Includes 175,163 shares held by the Chereskin Family Dynasty Trust and 6,936 shares held by the Benjamin D Chereskin Dynasty Trust which are deemed to be beneficially owned by Mr. Chereskin.
Lynda M. Clarizio	3,985	*
Paul J. Finnegan	18,576	*	Includes 8,141 shares indirectly owned by Glen Lake Partners LP. Mr. Finnegan is the trustee of Glen Lake Partners Management Trust I, a general partner of Glen Lake Partners, L.P. Mr. Finnegan’s wife, Mary M. Finnegan, is the trustee of Glen Lake Partners Management Trust II, the other general partner of Glen Lake Partners, L.P.
David W. Nelms	12,202	*	Includes beneficial ownership of 12,202 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
Joseph R. Swedish	5,096	*
Donna F. Zarcone	19,208	*	Includes beneficial ownership of 12,202 vested restricted stock units on which settlement into shares of CDW Corporation common stock has been deferred until the sooner of separation of service on the Board of Directors or five years following vesting.
All directors and executive officers as a group (23 persons)	4,099,766	2.6%

* Denotes less than 1.0%.

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Principal Stockholders

	Aggregate Number of Shares	Percent of
Name	Beneficially Owned	Outstanding Shares
FMR LLC(1)	18,628,246	11.605%
245 Summer Street
Boston Massachusetts 02210
The Vanguard Group(2)	14,362,949	8.94%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Blackrock, Inc.(3)	11,073,689	6.9%
55 East 52nd Street
New York, New York 10055
(1)	This information is based on a Schedule 13G/A filed by FMR LLC with the SEC on February 14, 2017 reporting beneficial ownership as of December 30, 2016. FMR LLC reported that it has sole voting power with respect to 3,491,034 shares of our common stock and sole dispositive power with respect to 18,628,246 shares of our common stock.
(2)	This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2017 reporting beneficial ownership as of December 31, 2016. The Vanguard Group reported that it has sole voting power with respect to 129,405 shares of our common stock, shared voting power with respect to 23,621 shares of our common stock, sole dispositive power with respect to 14,207,523 shares of our common stock and shared dispositive power with respect to 155,426 shares of our common stock.
(3)	This information is based on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 23, 2017 reporting beneficial ownership as of December 31, 2016. Blackrock, Inc. reported that it has sole voting power with respect to 9,402,850 shares of our common stock and sole dispositive power with respect to 11,073,689 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers, and owners of more than 10% of our common stock must file reports with the SEC under Section 16(a) of the Exchange Act regarding their ownership of and transactions in our common stock and securities related to our common stock. Based upon a review of these reports and inquiries we have made, we believe that all reports required to be filed by our directors, executive officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2016 were filed on a timely basis.

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PROPOSAL 2—Advisory Vote to Approve Named Executive Officer Compensation

We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement, pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters and we expect to hold this vote on an annual basis for the foreseeable future. The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2016 Annual Meeting of Stockholders, approximately 99% of votes cast by our stockholders approved the compensation of our named executive officers as disclosed in the 2016 proxy statement.

In deciding how to vote on this proposal, we encourage you to review the Compensation Discussion and Analysis and 2016 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program.

As described in the Compensation Discussion and Analysis, the Compensation Committee has designed our compensation program with the objective of driving sustained meaningful profitable growth and stockholder value creation through its focus on three long-standing CDW compensation philosophies:

•	Attract and Retain the Right Talent. Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.

•	Pay for Performance. A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.

•	Align with Stockholder Interests. Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

The Board of Directors recommends a vote FOR approval on an advisory basis of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related disclosure and tables in this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for 2016 and our executive compensation philosophies and objectives.

Our named executive officers consist of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”). For 2016, our Named Executive Officers were:

Name	Title
Thomas E. Richards	Chairman, President and Chief Executive Officer
Ann E. Ziegler	Senior Vice President and Chief Financial Officer
Douglas E. Eckrote	Senior Vice President - Small Business Sales and eCommerce
Christine A. Leahy	Chief Revenue Officer*
Jonathan J. Stevens	Senior Vice President, Operations and Chief Information Officer

* Ms. Leahy’s title during 2016 was Senior Vice President - International, Chief Legal Officer and Corporate Secretary.

This CD&A is divided into three sections:

Overview	• 2016 Business Highlights
• Our Executive Compensation Program
• Our Executive Compensation Practices
• 2016 Say-on-Pay Vote
What We Pay and Why	• 2016 Executive Compensation Decisions
• Alignment of Executive Compensation Program with Operational Performance
• Base Salary
• Annual Cash Incentive Awards (Senior Management Incentive Plan)
• Long-Term Incentive Program
• Other Elements of Our 2016 Executive Compensation Program
How We Make Executive	• Our Executive Compensation Philosophies and Objectives
Compensation Decisions	• Role of the Board, Compensation Committee and our Executive Officers
• Guidance from Independent Compensation Consultant
• Comparison to Relevant Peer Group

OVERVIEW

We are a leading provider of integrated information technology (IT) solutions in the United States, Canada and the United Kingdom serving a growing and fragmented market. We help over 250,000 small, medium and large business, government, education and healthcare customers by delivering solutions to meet their increasingly complex IT needs. Our full suite of offerings include discrete hardware and software products to integrated IT solutions such as mobility, security, data center, virtualization and digital workspace. We are technology “agnostic,” with a solutions portfolio including more than 100,000 products and services from more than 1,000 leading and emerging brands.

Our solutions are delivered in physical, virtual and cloud-based environments through over 5,500 customer-facing coworkers, including sellers, highly-skilled technology specialists and advanced service delivery engineers. As we have evolved with the IT market, we have built an organization with significant scale, reach and deep intimate knowledge of customer and partner needs. When coupled with our market presence, our solutions set that addresses the entire IT lifecycle and our large and highly-skilled sales and technical organization, we deliver unique value - for both our customers and our vendor partners.

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2016 Business Highlights

Our 2016 performance demonstrated the strength of our business model as we captured market share and delivered excellent profitability while continuing to invest in our future. For the year, we delivered:

•	Net sales (which include results from our August 2015 acquisition of CDW UK, the UK-based integrated solutions provider previously known as Kelway) growth of 7.6%

•	Organic, constant currency net sales growth of 8.3%

•	Adjusted EBITDA growth of 9.7%

•	Non-GAAP net income per diluted share growth of 16.9%, fueled by strong operating profits, incremental earnings from the inclusion of CDW UK and the repurchase of more than 8.7 million shares.

See Appendix A for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

There were three main drivers of performance in 2016:

•	First, our nimble business model, which enables us to quickly capitalize on market trends. In 2016, this helped us deliver a higher mix of “100% gross margin solutions and services,” contributing to our achievement of an adjusted EBITDA margin for the year above our mid-7% target range.

•	Second, the power of our balanced portfolio of customer end-markets, with five US channels each with over $1 billion in annual Net sales and combined sales from Canadian and UK operations of more than $1.3 billion. In 2016, this diversity of end-markets enabled us to more than offset the impact of slow economic conditions on sales to US Medium and Large business customers, and deliver mid-single digit Net sales growth.

•	Third, our diverse product suite of more than 100,000 products from over 1,000 leading and emerging brands. This breadth ensures we are well- positioned to meet our customers’ needs - whether transactional or highly complex. In 2016, US hardware sales increased 3%, software sales increased 8% and services increased 12%.

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In 2016, in addition to our strong financial results, including free cash flow of $684 million, we continued to invest in our future and made excellent progress against our three part strategy:

OUR THREE PART STRATEGY

See Appendix A for a reconciliation of free cash flow, which is a non-GAAP financial measure, to the most directly comparable GAAP measure.

We believe our 2016 results, strategic progress and capital allocation actions were recognized by the stock market. The following chart shows how a $100 investment in the Company’s common stock on June 27, 2013, the date our common stock first traded on the Nasdaq Global Select Market (“NASDAQ”) after our IPO, would have grown to $315 on December 31, 2016, with dividends reinvested quarterly. The chart also shows CDW’s significant outperformance versus the S&P Mid Cap 400 Index ($100 investment would have grown to $153) and the Company’s 2016 compensation peer group (see page 41 of this proxy statement) ($100 investment would have grown to $147) over the same period, with dividends reinvested quarterly.

The Company’s strong operational performance, including its Adjusted EBITDA, Non-GAAP net income per diluted share and Free cash flow performance, contributed to payouts under the Company’s 2016 annual cash bonus program and 2014 performance-based equity awards. Please see the “Annual Cash Incentive Awards (Senior Management Incentive Plan)” and “Long-Term Incentive Programs” sections of this CD&A for further information regarding these programs, including the award opportunities, performance measures and payouts under these programs.

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Our Executive Compensation Program

Our executive compensation program is designed to drive above-market results and is built upon our performance-driven culture and long-standing executive compensation philosophies and objectives, as described below under “Our Executive Compensation Philosophies and Objectives,” which we believe have been key contributors to our long-term success. The table below outlines each of the principal elements of the Company’s executive compensation program:

Pay Element
	Salary	Annual Cash Incentive Awards	Performance Shares	Stock Options
Who Receives	All Named Executive Officers
When Granted	Annually
Form of Delivery	Cash Equity
Type of Performance	Short-term emphasis	Short-term emphasis (variable)	Long-term emphasis (variable)
Performance Period	1 year	1 year	3 years	Vest over 3 years 10 year maximum term
How Payout Determined	Compensation Committee determination	Based upon formula established by Compensation Committee	Based upon formula established by Compensation Committee	Based upon stock price appreciation between grant and exercise
Most Recent Performance Measures	Individual	Adjusted EBITDA, market share	Adjusted free cash flow, Adjusted EPS	Stock price appreciation

The chart below illustrates the pay for performance design of our 2016 executive compensation program. For 2016, approximately 86% of the target compensation of our Chief Executive Officer was variable and is realized only if the applicable financial performance goals are met and/or our stock price increases.

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Our Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices
Significant percentage of target annual compensation delivered in the form of variable compensation tied to performance
Long-term objectives aligned with the creation of stockholder value
Target total compensation at the competitive market median
Market comparison of executive compensation against a relevant peer group
Use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
Double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan
Robust stock ownership guidelines
Clawback policy
Annual say-on-pay vote

We do not have tax gross-ups
We do not have executive perquisites
We do not have an enhanced severance multiple upon a change in control
We do not have excessive severance benefits
We do not allow dividends or dividend equivalents on unearned performance-based awards under our long-term incentive plan
We do not allow repricing of underwater stock options under our long-term incentive plan without stockholder approval
We do not allow hedging or short sales of our securities, and we do not allow pledging of our securities except in limited circumstances with pre-approval

2016 Say-on-Pay Vote

As noted above, in its compensation review process, the Compensation Committee considers whether the Company’s executive compensation program is aligned with the interests of the Company’s stockholders. In that respect, as part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 99% of the votes cast for the Company’s say-on-pay vote at our 2016 Annual Meeting of Stockholders. The Compensation Committee determined that the Company’s executive compensation philosophies and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2016 say-on-pay vote.

WHAT WE PAY AND WHY

2016 Executive Compensation Decisions

Consistent with our pay-for-performance philosophy and executive compensation program objectives described below under “Our Executive Compensation Philosophies and Objectives,” in determining the 2016 adjustments to executive compensation levels and the mix of compensation elements for each Named Executive Officer, the Compensation Committee and our Chief Executive Officer (in making recommendations regarding Named Executive Officer compensation other than his own) considered each Named Executive Officer’s prior performance, Company performance, the compensation levels paid to similarly situated executive officers at the Company, the competitive median of the market data to provide a perspective on external practices,

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and input from the Compensation Committee’s independent compensation consultant. In approving 2016 compensation adjustments, the Compensation Committee considered, in particular, the compensation levels of the Named Executive Officers as compared to the competitive median of the market data, noting that some of the Company’s Named Executive Officers were meaningfully positioned below the competitive median despite the Company’s above market performance.

As a result of several years of strong results coupled with previously granted equity awards while the Company was privately owned, our Named Executive Officers have accumulated significant value through their equity ownership in CDW. When determining 2016 compensation for each of our Named Executive Officers, the Compensation Committee and our Chief Executive Officer considered this accumulated value in conjunction with the leadership opportunities presented to each executive to motivate him or her in 2016 and beyond.

Alignment of Executive Compensation Program with Operational Performance

Our executive compensation program is designed to drive sustained meaningful profitable growth and shareholder value creation by aligning all members of senior management around common performance goals. The Compensation Committee selects performance goals that it believes are core drivers of the Company’s operational performance and shareholder value creation. By using performance goals under the Company’s incentive programs that are based on EBITDA, earnings per share and free cash flow, as adjusted in accordance with the terms of the awards, as well as market share gains, the Compensation Committee believes that the program reflects an appropriate balance with respect to incentivizing profitability, top-line growth and cash flow generation.

To drive performance against our program goals, when communicating the goals to the senior management team, the Company includes extensive communications on what members of senior management, together with their teams, can do on a daily basis to impact achievement of these goals. We believe this understanding of the link between individual/team performance and the achievement of the Company’s financial performance goals helps the entire organization focus on those actions that have the greatest potential to drive sustained meaningful profitable growth and stockholder value creation.

Base Salary

The Compensation Committee generally sets base salaries for executives, including our Named Executive Officers, below the competitive market median of salaries for executives in similar positions. Aligned with our compensation philosophies and objectives, a significant portion of each Named Executive Officer’s annual target cash compensation is at risk, to provide a strong connection between pay and performance. Accordingly, in 2016, Mr. Richards’ annual target cash compensation was weighted 40% base salary and 60% annual incentive target. The table below sets forth the 2016 base salary level for each of our Named Executive Officers:

Named Executive Officer	2016 Base Salary
Thomas E. Richards	$900,000
Ann E. Ziegler	$551,562
Douglas E. Eckrote	$401,250
Christine A. Leahy	$453,201
Jonathan J. Stevens	$321,750

Annual Cash Incentive Awards (Senior Management Incentive Plan)

We provide our senior management with short-term incentive compensation through our annual cash bonus program, the Senior Management Incentive Plan (“SMIP”). Short-term compensation under SMIP represents a majority of each Named Executive Officer’s total target cash compensation opportunity in a given year.

Setting the Target Opportunity under SMIP

Because our Named Executive Officer base salary levels historically have been targeted to be below the competitive market median, the Compensation Committee uses an above-median target SMIP opportunity to bring targeted total cash compensation within the median range.

2016 SMIP Pay for Performance Alignment

The Compensation Committee undertakes a rigorous review and analysis to establish annual performance goals under SMIP that require above-market performance. Factors considered by the Compensation Committee in establishing the performance goals include U.S. IT market growth rate expectations and our market share gain expectations, as well as assumptions regarding our productivity gains and investments.

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For 2016, the Compensation Committee established the following goals and payout levels under SMIP:

•	Consistent with the 2015 SMIP design, the Compensation Committee chose Adjusted EBITDA and market share growth (based upon sales) as our SMIP performance goals. The Compensation Committee chose this combination of performance goals because together they take into account not only our absolute performance but also performance relative to the market.

•	Adjusted EBITDA performance goal was set at $1,102 million, which was based on a growth rate above U.S. IT market growth rate expectations. When establishing the performance goals under SMIP, the Compensation Committee determined to exclude the items set forth in the Adjusted EBITDA reconciliation included in Appendix A. In addition, the Compensation Committee determined to exclude the effect of currency fluctuations from the payout calculations as the Compensation Committee believed that compensation should not be based on factors outside of the control of the SMIP participants. Under this plan design, performance goals and results are calculated using exchange rates determined at the time the performance goals were established.

•	No payout unless 2016 Adjusted EBITDA at or above 2015 Adjusted EBITDA.

•	Payout range from 0% to 200% of target awards for performance against the Adjusted EBITDA performance goal.

•	Market share governor would reduce EBITDA-based payouts at all performance levels unless we gained market share.

The threshold, target and maximum payout opportunities under the SMIP payout curve are set forth below:

	Adjusted EBITDA performance goal(2)		Market share governor(3)
Payout opportunity(1)	Adjusted EBITDA (in millions)	% attainment of performance goal	Grow (% of target bonus)	Constant/Decline (% of target bonus)
Maximum	$1,212.1	110%	200%	180%
Adjusted EBITDA Target	$1,101.9	100%	100%	90%
Threshold	$1,018.4	92.4%	25%	15%
(1)	Payouts are determined based on various performance achievement levels for Adjusted EBITDA and market share changes. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.
(2)	See Appendix A for a reconciliation of Adjusted EBITDA to net income.
(3)	Market share changes were measured internally based on data from three industry surveys and reports and, based on the availability of data, financial information regarding two publicly traded resellers and three publicly traded technology distributors.

2016 SMIP Results and Payouts

Our 2016 Adjusted EBITDA measured on a constant currency basis was $1,119 million, and the Compensation Committee determined that we had achieved 101.6% of our Adjusted EBITDA performance goal. In addition, based upon industry surveys and reports and financial information from other publicly traded companies in our market (see footnote (3) above), the Compensation Committee determined that our market share grew. The SMIP payout percentage for the Named Executive Officers therefore was 115.7% of their 2016 SMIP targets. The table below sets forth the SMIP bonus targets and payouts to each of our Named Executive Officers based upon 2016 performance:

Named Executive Officer	SMIP Bonus Target	Calculated SMIP Payout
Thomas E. Richards	$1,350,000	$1,561,768
Ann E. Ziegler	$680,670	$787,443
Douglas E. Eckrote	$573,750	$663,751
Christine A. Leahy	$434,377	$502,516
Jonathan J. Stevens	$483,250	$559,055

Long-Term Incentive Program

Under our long-term incentive program, the Compensation Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards and restricted stock units. The Compensation Committee’s objectives for the 2016 long-term incentive awards were to:

•	Focus executives on key performance metrics aligned with long-term stockholder value creation and the Company’s long-term strategic plan and capital allocation plan.

•	Establish a direct link between compensation and the achievement of longer-term financial objectives.

•	Retain the services of executives through multi-year vesting provisions.

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For 2016, the annual long-term incentive grant was delivered in the form of performance shares and stock options, with the following key elements to drive Company performance and align with stockholder interests:

Performance Shares	•	50% of target long-term incentive opportunity
	•	2016-2018 performance period with 0-200% payout curve (threshold payout of 50%)
	•	Vest at the end of the performance period based upon attainment of (1) cumulative annual adjusted free cash flow (“adjusted FCF”) and (2) cumulative annual non-GAAP net income per diluted share (“adjusted EPS”) performance goals, each calculated as described below
Stock Options	•	50% of target long-term incentive opportunity
	•	Only have value if CDW stock price increases
	•	Vest in 1/3 annual increments with 10 year maximum term

2016 Long-Term Incentive Program Pay for Performance Alignment

For 2016, 100% of the long-term incentive awards granted to the Named Executive Officers consisted of performance-based equity awards. Stock options have value to an award recipient only if our stock price appreciates, while the performance shares have value if and only to the extent that the pre-established quantitative performance metrics relating to adjusted FCF and adjusted EPS, as described below, are achieved during the three-year performance period. The Compensation Committee selected adjusted FCF and adjusted EPS as the metrics for the performance shares because it believes successful performance against these measures promotes the creation of long-term shareholder value. In selecting these metrics, the Company focused on earnings and cash flow as critical measures of operational success, but distinguished the performance share metrics from the SMIP metric (Adjusted EBITDA). By including interest, taxes, depreciation and amortization in the measure of earnings, and including interest, taxes and working capital in the measure of cash flow, the Compensation Committee intends to provide a stronger linkage to longer-term growth in stockholder value. Consistent with the SMIP design, the performance goals under the 2016 performance share awards will be determined on a constant currency basis as the Compensation Committee believed that compensation should not be based on factors outside of the control of program participants. Under this plan design, the performance goals and results will be calculated using exchange rates determined at the time the performance goals were established. The Committee established the payout curves for the performance shares to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the target payout levels were designed to be challenging but achievable, while payouts at the maximum levels were designed to be stretch goals.

Under the performance share agreements, adjusted FCF and adjusted EPS are generally calculated as follows:

*	Non-GAAP net income is defined as net income, adjusted for the items set forth in the Company’s earnings releases which may include, among other items, amortization of intangibles, non-cash equity-based compensation, losses or gains on long-term debt extinguishments and acquisition and integration expenses. Free cash flow is defined as net cash from operating activities minus capital expenditures plus or minus net change in accounts payable–inventory financing each year during the performance period.

**	The impact of extraordinary, unusual, infrequently occurring, non-recurring and unanticipated events will be excluded, such as severance expenses attributable to a reduction in force; asset impairments, reserves for uncertain tax positions and reserves for loss contingencies (or payments for settlements or judgments), each as determined under GAAP; and the effect of any change in tax laws, accounting principles or other laws or regulations affecting results.

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Setting Award Levels under 2016 Long-Term Incentive Program

In determining the 2016 long-term incentive award levels for Named Executive Officers, the Compensation Committee compared the target total direct compensation of each Named Executive Officer to the competitive market median. The table below sets forth the target award value, as of the date of grant, of the long-term incentive award received by each Named Executive Officer under our 2016 long-term incentive program, which was delivered 50% in performance shares and 50% in stock options:

Executive	Amount(1)
Thomas E. Richards	$4,000,000
Ann E. Ziegler	$1,400,000
Douglas E. Eckrote	$450,000
Christine A. Leahy	$900,000
Jonathan J. Stevens	$400,000
(1)	Amounts reported in this column represent the target equity award granted to each Named Executive Officer in 2016, with the number of shares subject to the performance share and stock option awards determined based on our closing stock price on the date of grant and a conversion ratio of three to one for stock options versus full value awards. The target value of the stock option awards differs from the compensation reported in the Summary Compensation Table due to the calculation of the grant date fair value in the Summary Compensation Table based on a Black-Scholes option pricing model, which incorporates various assumptions including volatility, expected term, risk-free interest rates and expected dividend yield. Commencing in 2017, the conversion ratio for stock options versus full value awards will be based on this Black-Scholes option pricing model.

2014 Long-Term Incentive Program Results and Payouts

Under the terms of the performance share units (“PSUs”) granted as part of the 2014 long-term incentive program, 2016 represented the final year of the three-year performance period for the 2014 PSUs. The 2014 PSUs vested based on the attainment of cumulative performance goals relating to adjusted FCF and adjusted EPS during the 2014-2016 performance period, with each goal weighted equally in the determination of the vesting level. These performance goals were set in 2014 based on the Company’s strategic plans at the time. Based on performance, participants were eligible to receive a payout ranging from 0% - 200% of target, with a threshold payout opportunity equal to 50% of target.

The threshold, target and maximum payout opportunities under the 2014 PSU payout curve are set forth below:

	2014-2016 Performance Goals(1)
	Adjusted Earnings Per Share			Adjusted Free Cash Flow
Payout opportunity(2)	Payout (% of target)	Adjusted Earnings Per Share	% attainment of performance goal	Adjusted Free Cash Flow (in millions)	% attainment of performance goal
Maximum	200%	$ 8.54	115%	$1,175	115%
Target	100%	$ 7.43	100%	$991 - $1,053(3)	100%
Threshold	50%	$ 6.66	89.7%	869	85%
(1)	Under the terms of the 2014 PSU award agreements, adjusted EPS and adjusted FCF were each weighted equally and calculated as described above with respect to the 2016 performance share awards, but also adjusted to exclude unbudgeted costs and benefits associated with corporate transactions or events; corporate restructurings; and costs associated with the Company’s new headquarters.
(2)	Payouts are determined based on various performance achievement levels for adjusted EPS and adjusted FCF. Payouts for performance between these various performance achievement levels are calculated using straight line interpolation.
(3)	Represents the range of achievement levels that would have resulted in a target payout for the adjusted FCF performance goal.

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For the 2014-2016 performance period, the Company achieved cumulative adjusted EPS and cumulative adjusted FCF of $8.40 and $1,402 million, respectively, resulting in the vesting level for the 2014 PSUs at 193.5% of target. The table below sets forth the target number of shares subject to the 2014 PSUs and the number of shares earned based on actual performance during the 2014 - 2016 performance period:

	Target Shares Subject to	Shares Earned under
Named Executive Officer	2014 PSU Award (#)	2014 PSU Award (#)(1)
Thomas E. Richards	66,900	129,462
Ann E. Ziegler	14,409	27,884
Douglas E. Eckrote	9,263	17,925
Christine A. Leahy	13,380	25,892
Jonathan J. Stevens	8,234	15,934
(1)	Pursuant to the terms of the award agreements, participants are eligible to receive dividend equivalents with respect to dividends paid prior to the settlement of the award. The earned shares reported in this table do not include additional shares acquired through the deemed reinvestment of dividend equivalents prior to settlement of the award. The earned shares, including shares acquired through the deemed reinvestment of dividends through December 31, 2016, are reported in the 2016 Stock Vested Table.

Other Elements of Our 2016 Executive Compensation Program

Severance Arrangements

During 2016, the Named Executive Officers were each subject to a compensation protection agreement that provided for severance benefits upon certain qualifying terminations of employment with the Company (the “Compensation Protection Agreements”). The Compensation Committee believes that these severance benefits: (1) help secure the continued employment and dedication of our Named Executive Officers; (2) enhance the Company’s value to a potential acquirer because our Named Executive Officers have noncompetition, nonsolicitation and confidentiality provisions that apply after any termination of employment, including after a change in control of the Company; and (3) are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior management. Consistent with market practices, the Compensation Protection Agreements do not include change in control-related tax gross-ups and are for three year fixed terms, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

In March 2016, each of the Named Executive Officers entered into an Amended and Restated Compensation Protection Agreement, which preserved the severance benefits contained in the existing agreement, but extended the term for an additional three year fixed term commencing January 1, 2017, with certain term extensions in the event of a “potential change in control” or “change in control” during the term.

Additional information regarding the employment arrangements with each of our Named Executive Officers, including a quantification of benefits that would have been received by each Named Executive Officer had his or her employment terminated on December 31, 2016, is provided under “2016 Potential Payments upon Termination or Change in Control.”

RDU Plan

During 2016, our Named Executive Officers participated in the RDU Plan, a legacy nonqualified deferred compensation plan, established by our Board of Directors in 2010 in order to retain key leaders prior to our initial public offering and focus them on driving the long-term success of the Company. While participants are able to receive cash payments under the RDU Plan with respect to RDU grants made at or prior to our initial public offering, no new grants have been made since that time and the plan is closed. Under the terms of the RDU Plan, participants will receive cash distributions with respect to their account balances in 2017, which will remain subject to clawback for a 24-month period in the event of a termination for “cause” or the Named Executive Officer’s violation of any restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality or trade secrets.

For additional information regarding the operation of this legacy plan, please see the narrative accompanying the “2016 Non-Qualified Deferred Compensation” table.

Other Benefits

Our Named Executive Officers participate in our corporate-wide benefit programs. Our Named Executive Officers are offered benefits that generally are commensurate with the benefits provided to all of our full-time coworkers, which includes participation in our qualified defined contribution plan. Consistent with our performance-based culture, we do not offer a service-based defined benefit pension plan or other similar benefits to our coworkers. Similarly, we do not provide nonqualified retirement programs or perquisites that are often provided at other companies to executive officers.

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Clawback Policy

The Compensation Committee adopted a clawback policy in the event the Company is required to prepare an accounting restatement due to material non-compliance compliance with a financial reporting requirement under the federal securities laws. If a current or former executive officer engaged in intentional misconduct that caused or partially caused the need for the restatement, the Compensation Committee may, in its discretion and to the full extent permitted by governing law, require reimbursement of that portion of any cash bonus paid to, or performance shares/units earned by, such executive officer during the three-year period preceding the date on which the Company is required to prepare the restatement, which is in excess of what would have been paid or earned by such executive officer had the financial results been properly reported.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of the Company’s other stockholders, all executives should maintain a minimum level of equity interests in the Company’s common stock. The Compensation Committee has adopted stock ownership guidelines requiring ownership of six times base salary for our Chief Executive Officer and three times base salary for our other executive officers. Until the guideline is met, an executive officer is required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of performance shares/units and restricted shares/units. As of the date of this proxy statement, all Named Executive Officers have attained the required ownership guideline.

Hedging, Short Sales and Pledging Policies

Our executive officers are prohibited from hedging and short sales transactions with respect to our securities. In addition, our executive officers are prohibited from pledging our securities except in limited circumstances with pre-approval. For a further description of these policies, please see “Corporate Governance - Hedging, Short Sales and Pledging Policies.”

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Our Executive Compensation Philosophies and Objectives

The Compensation Committee believes that our executive compensation program should reward actions and behaviors that drive sustained meaningful profitable growth and stockholder value creation. The Compensation Committee seeks to foster these objectives through a compensation system that focuses heavily on variable, performance-based incentives that create a balanced focus on our short-term and long-term strategic and financial goals. The Compensation Committee’s goal has been to implement an executive compensation program that would continue to drive above-market results and that is built upon our long-standing executive compensation philosophies and objectives, as outlined below, which we believe have been key contributors to our long-term success:

Sustained Meaningful Profitable Growth and Stockholder Value Creation

Attract and Retain the Right Talent.	Pay for Performance.	Align with Stockholder Interests.
Executive compensation should be market-competitive in order to attract and retain highly motivated talent with a performance- and service-driven mindset.	A significant percentage of an executive’s compensation should be directly aligned with Company performance, with a balance between short-term and long-term performance.	Executives’ interests should be aligned with stockholder interests through the risks and rewards of CDW equity ownership.

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Role of the Board, Compensation Committee and our Executive Officers

The Compensation Committee is responsible for determining the annual cash compensation of our Chief Executive Officer and each of our other executive officers. In the case of the 2016 long-term incentives, the Compensation Committee was responsible for recommending to the Board for approval the targeted grant levels for each of our executive officers. Based on the recommendations of the Compensation Committee, the Board approved the 2016 long-term incentive awards. In setting or recommending, as applicable, the compensation of our Chief Executive Officer, the Compensation Committee takes into account the Nominating and Corporate Governance Committee’s review of the Chief Executive Officer’s performance. In setting or recommending, as applicable, the compensation of our other executive officers, the Compensation Committee takes into account the Chief Executive Officer’s review of each executive officer’s performance and his recommendations with respect to their compensation. The Compensation Committee’s responsibilities regarding executive compensation are further described in the “Corporate Governance” section of this Proxy Statement.

Guidance from Independent Compensation Consultant

Frederic W. Cook & Co., Inc. (the “Compensation Consultant”) provides executive compensation consulting services to the Compensation Committee. In 2016, the Compensation Consultant provided services related to the review of 2016 compensation adjustments, including a review of peer group compensation data, awards under our long-term incentive program, the setting of performance goals in our variable incentive plans including the payout leverage for results above and below the target performance levels, our compensation protection agreements, a review of trends in executive compensation and our compensation peer group and assistance with this CD&A. The Compensation Consultant is retained by and reports to the Compensation Committee and, at the request of the Compensation Committee, participates in committee meetings. The Compensation Consultant did not provide any services to the Company in 2016. The Compensation Committee reviewed the independence of the Compensation Consultant under NASDAQ and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.

Comparison to Relevant Peer Group

To obtain a broad view of competitive practices among industry peers and competitors for executive talent, the Compensation Committee reviews market data for peer group companies as well as a general industry survey. In selecting companies for our peer group, the Compensation Committee considers companies that meet one or more of the following peer group selection criteria established by the Compensation Committee:

Similar size in terms of revenue and/or enterprise value (one-third to three times the Company’s revenue or enterprise value)

Operates in a business-to-business distribution environment

Member of the technology industry

Similar customers (i.e., business, government, healthcare, and education)

Services and/or solutions provider

Similar EBITDA and gross margins

For 2016 compensation decisions, the Compensation Committee utilized the peer group set forth below, which was the same peer group used by the Compensation Committee with respect to 2015 compensation decisions. Based on data compiled by the Compensation Consultant at the time of the peer group review, our revenues and EBITDA were between the median and 75th percentile of our peer group:

Our Compensation Peer Group
Accenture plc	Henry Schein, Inc.
Anixter International, Inc.	Insight Enterprises, Inc.
Arrow Electronics, Inc.	Owens & Minor, Inc.
Avnet, Inc.	Patterson Companies, Inc.
CGI Group Inc.	SYNNEX Corporation
Essendant Inc. (f/k/a United Stationers Inc.)	W.W. Grainger, Inc.
Genuine Parts Company	Wesco International, Inc.

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The Compensation Consultant provides competitive data utilizing peer group proxy data and Aon Hewitt provides revenue size-adjusted competitive data from its general industry database. In reviewing the size-adjusted data from the Aon Hewitt general industry database, the Compensation Committee does not review data from the specific companies included in the database. For Mr. Richards, the peer group was the primary market data source for evaluating 2016 base salary, annual cash incentive award opportunity and long-term incentive opportunity, given the availability of chief executive officer compensation data in public filings, with the compensation survey data providing a supplemental viewpoint. For our other Named Executive Officers, the Compensation Committee reviewed both peer group data when available and compensation survey data when evaluating the 2016 base salary, annual cash incentive opportunities and long-term incentive opportunities. For purposes of this CD&A, the peer group data and compensation survey data are collectively referred to as “market data.”

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Steven W. Alesio, Chair
Barry K. Allen
Lynda M. Clarizio
Paul J. Finnegan
Joseph R. Swedish

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2016 EXECUTIVE COMPENSATION

2016 Summary Compensation Table

The following table provides information regarding the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers, whom we collectively refer to as our “Named Executive Officers” for our last three fiscal years.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-equity Incentive Plan Compensation ($)(5)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Thomas E. Richards Chairman, President and Chief Executive Officer	2016	888,461	—	2,000,005	1,289,272	1,561,768	—	11,992	5,751,498
	2015	851,587	—	1,750,017	1,546,246	1,519,418	—	1,300,347	6,967,615
	2014	798,250	—	1,625,001	1,445,040	1,836,609	12,878	278,019	5,995,797
Ann E. Ziegler Senior Vice President and Chief Financial Officer	2016	544,516	—	699,986	451,243	787,443	—	11,555	2,494,743
	2015	516,806	—	649,988	574,319	774,750	—	799,428	3,315,291
	2014	453,955	—	349,995	311,242	967,868	7,870	173,998	2,264,928
Douglas E. Eckrote Senior Vice President, Small Business Sales and eCommerce	2016	396,635	39,000	225,012	145,042	663,751	—	10,698	1,480,138
	2015	379,760	29,250	225,002	198,804	741,292	—	680,663	2,254,771
	2014	341,250	29,250	224,998	200,081	972,086	6,690	148,737	1,923,092
Christine A. Leahy Chief Revenue Officer	2016	443,289	—	449,985	290,084	502,516	—	10,698	1,696,572
	2015	396,032	—	400,007	353,422	513,689	—	655,576	2,318,726
	2014	340,460	—	325,000	289,008	590,537	6,439	143,545	1,694,989
Jonathan J. Stevens Senior Vice President, Operations and Chief Information Officer	2016	321,750	32,200	199,985	128,925	559,055	—	9,914	1,251,829
	2015	330,279	24,150	199,985	176,711	593,340	—	584,235	1,908,700
	2014	301,750	24,150	200,004	177,854	771,917	5,733	128,158	1,605,720
(1)	Salary. 2016 base salary adjustments were effective February 21, 2016. The 2016 increase in the base salary of Mr. Eckrote represents a shift in the mix of compensation from SMIP target opportunity to base salary.
(2)	Bonus. The amounts reported represent lump sum merit awards granted to two of the Named Executive Officers in lieu of an increase in annual target compensation.
(3)	Stock awards. The amounts reported in this column represent the grant date fair value of performance shares and performance share units granted in the applicable year, calculated in accordance with FASB ASC Topic 718. The amounts included in 2016 for the performance shares are calculated based on the closing stock price and the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2016 performance shares, the maximum value of these awards at the grant date would be as follows: Mr. Richards-$4,000,010; Ms. Ziegler-$1,399,972; Mr. Eckrote-$450,024; Ms. Leahy-$899,970; and Mr. Stevens-$399,970. See Note 11 to the Audited Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2016 (the “Audited Financial Statements”) for a discussion of the relevant assumptions used in calculating these amounts.
(4)	Option awards. The amounts reported in this column represent the grant date fair value of stock option awards granted in the applicable year, calculated in accordance with FASB ASC Topic 718. See Note 11 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.
(5)	Non-equity incentive plan compensation. The amounts reported represent cash awards to the Named Executive Officers under the SMIP. Please see the CD&A for further information regarding the 2016 SMIP.
(6)	All other compensation. For 2016, “All Other Compensation” consists of (i) Company-paid supplemental disability premiums for each of the Named Executive Officers, and (ii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2015, “All Other Compensation” consists of (i) the cash retention payments under the RDU Plan that vested in 2015 and were paid in 2016 (Mr. Richards, $1,286,954, Ms. Ziegler, $786,472, Mr. Eckrote, $668,564, Ms. Leahy $643,477, and Mr. Stevens, $572,920), (ii) Company-paid supplemental disability premiums for each of the Named Executive Officers, and (iii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers. For 2014, “All Other Compensation” consists of (i) the 2014 redemption premiums and RDU reserve interest allocation credited pursuant to the terms of the RDU Plan to each of the Named Executive Officers (Mr. Richards, $266,360, Ms. Ziegler, $162,776, Mr. Eckrote, $138,372, Ms. Leahy, $133,180, and Mr. Stevens, $118,577), (ii) Company-paid supplemental disability premiums for each of the Named Executive Officers, and (iii) matching and profit sharing contributions to the 401(k) accounts of each of the Named Executive Officers.

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2016 Grants of Plan-Based Awards Table

The following table provides information regarding the possible payouts to our Named Executive Officers in 2016 under the SMIP and the annual equity awards received by our Named Executive Officers in 2016 under the CDW Corporation Amended and Restated 2013 Long-Term Incentive Plan (“2013 LTIP”).

		Estimated Possible Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Thomas E. Richards	—	202,500	1,350,00	2,700,000	—	—	—	—	—	—	—
	3/2/16	—	—	—	25,132	50,264	100,528	—	—	—	2,000,005
	3/2/16	—	—	—	—	—	—	—	150,792	39.79	1,289,272
Ann E. Ziegler	—	102,101	680,670	1,361,340	—	—	—	—	—	—	—
	3/2/16	—	—	—	8,796	17,592	35,184	—	—	—	699,986
	3/2/16	—	—	—	—	—	—	—	52,777	39.79	451,243
Douglas E. Eckrote	—	86,063	573,750	1,147,500	—	—	—	—	—	—	—
	3/2/16	—	—	—	2,828	5,655	11,310	—	—	—	225,012
	3/2/16	—	—	—	—	—	—	—	16,964	39.79	145,042
Christine A. Leahy	—	65,157	434,377	868,754	—	—	—	—	—	—	—
	3/2/16	—	—	—	5,655	11,309	22,618	—	—	—	449,985
	3/2/16	—	—	—	—	—	—	—	33,928	39.79	290,084
Jonathan J. Stevens	—	72,488	483,250	966,500	—	—	—	—	—	—	—
	3/2/16	—	—	—	2,513	5,026	10,052	—	—	—	199,985
	3/2/16	—	—	—	—	—	—	—	15,079	39.79	128,925
(1)	These amounts represent threshold, target and maximum cash award levels set in 2016 under the SMIP. The amount actually earned by each Named Executive Officer is reported as Non-Equity Incentive Plan Compensation in the 2016 Summary Compensation Table.
(2)	These amounts represent the threshold, target and maximum performance shares granted under the 2013 LTIP. For actively employed executives, these performance shares are scheduled to vest on December 31, 2018, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2016-2018 performance period. The number of shares subject to a performance share award increases as a result of the deemed reinvestment of dividend equivalents prior to settlement of the award and such additional shares are subject to the same vesting conditions as the underlying performance shares. Please see the CD&A for further information regarding this award.
(3)	These amounts represent stock options granted under the 2013 LTIP. For actively employed executives, these options vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	The amounts reported represent the grant date fair value associated with the grant of these performance shares and stock option awards, as computed in accordance with FASB ASC Topic 718. In the case of the performance shares, the grant date fair value is calculated based on the closing stock price on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. See Note 11 to the Audited Financial Statements for a discussion of the relevant assumptions used in calculating these amounts.

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2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes outstanding option awards and unvested stock awards held by each Named Executive Officer on December 31, 2016.

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(8)
Thomas E.	409,824(1)	95,470(1)	17.00	12/12/2022	18,246(5)	950,434	—	—
Richards	133,800(2)	66,900(2)	24.29	2/25/2024	—	—	—	—
	46,308(3)	92,618(3)	37.79	2/19/2025	—	—	47,168(6)	2,456,981
	—	150,792(4)	39.79	3/2/2026	—	—	50,800(7)	2,646,172
Ann E. Ziegler	28,818(2)	14,410(2)	24.29	2/25/2024	—	—	—	—
	17,200(3)	34,401(3)	37.79	2/19/2025	—	—	17,519(6)	912,565
	—	52,777(4)	39.79	3/2/2026	—	—	17,779(7)	926,108
Douglas E.	18,526(2)	9,263(2)	24.29	2/25/2024	—	—	—	—
Eckrote	5,954(3)	11,908(3)	37.79	2/19/2025	—	—	6,064(6)	315,874
	—	16,964(4)	39.79	3/2/2026	—	—	5,715(7)	297,694
Christine A.	26,760(2)	13,380(2)	24.29	2/25/2024	—	—	—	—
Leahy	10,584(3)	21,170(3)	37.79	2/19/2025			10,781(6)	561,582
	—	33,928(4)	39.79	3/2/2026	—	—	11,429(7)	595,337
Jonathan J.	16,468(2)	8,234(2)	24.29	2/25/2024	—	—	—	—
Stevens	5,292(3)	10,585(3)	37.79	2/19/2025	—	—	5,390(6)	280,765
	—	15,079(4)	39.79	3/2/2026	—	—	5,079(7)	264,565
(1)	Represents stock options granted to Mr. Richards in connection with the pre-initial public offering distribution of equity held by CDW Holdings LLC, our parent company prior to our initial public offering. These stock options were issued to B Unit holders (B Units represented equity interests in the company while it was privately held) to preserve their fully diluted equity ownership percentages, as required by the CDW Holdings LLC Unitholders Agreement. The vesting of the stock options is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units with respect to which the stock options were granted. A portion of Mr. Richards’ stock option grant (54,514 shares) was vested as of June 26, 2013 (the date of our initial public offering), while the remaining portion of the stock option grant vests daily on a pro rata basis through December 11, 2017.
(2)	These stock options were awarded on February 25, 2014, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(3)	These stock options were awarded on February 19, 2015, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(4)	These stock options were awarded on March 2, 2016, and vest in one-third increments on each of the first through third year anniversaries of the date of grant.
(5)	Represents shares of restricted stock granted to B unit holders, including Mr. Richards, in connection with the pre-initial public offering distribution of equity held by CDW Holdings LLC, our parent company prior to our initial public offering. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B Units for which the restricted shares were received in exchange. For Mr. Richards, these shares vest daily on a pro rata basis through December 11, 2017.
(6)	These performance shares were awarded on February 19, 2015 and vest on December 31, 2017, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2015-2017 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include performance shares acquired through the deemed reinvestment of dividend equivalents.
(7)	These performance shares were awarded on March 2, 2016 and vest on December 31, 2018, subject to the achievement of the threshold performance goals relating to adjusted FCF and adjusted EPS over the 2016-2018 performance period. The amounts reported in this column are based on target achievement of the applicable performance goals and include performance shares acquired through the deemed reinvestment of dividend equivalents.
(8)	The market value of shares of stock that have not vested reflects a stock price of $52.09, our closing stock price on December 30, 2016.

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2016 Stock Vested Table

The following table summarizes the number and market value of stock awards held by each Named Executive Officer that vested during 2016. None of our Named Executive Officers exercised any stock options during 2016.

	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting(1) (#)	Vesting(2) ($)
Thomas E. Richards	152,064	7,749,939
Ann E. Ziegler	28,583	1,488,893
Douglas E. Eckrote	18,375	957,159
Christine A. Leahy	26,542	1,382,563
Jonathan J. Stevens	16,334	850,825
(1)	For Mr. Richards, includes 19,355 shares of restricted stock granted to B unit holders, including Mr. Richards, in connection with the pre-initial public offering distribution of equity held by CDW Holdings LLC, our parent company prior to our initial public offering. The vesting of the shares of restricted stock is based upon the remainder of the 5 year daily vesting schedule applicable to the B units for which the shares of restricted stock were received in exchange. The remaining shares reported in this column represent shares acquired upon the vesting of performance share units awarded on February 25, 2014 and which vested on December 31, 2016 based on the achievement of performance goals relating to adjusted FCF and adjusted EPS over the 2014-2016 performance period, including shares acquired through the deemed reinvestment of dividend equivalents through December 31, 2016. Performance share unit award recipients receive fractional shares upon settlement; however, for purposes of this table, share numbers have been rounded to the nearest whole share.
(2)	The market value reported in this table for the shares of restricted stock held by Mr. Richards that vested on a daily basis during 2016 is based upon the average daily closing price of our common stock during 2016. The market value for the 2014 performance share units that vested on December 31, 2016 is based on a stock price of $52.09, our closing stock price on December 30, 2016.

Non-Qualified Deferred Compensation

As noted in the CD&A, in 2010, our Board of Directors adopted the RDU Plan, an unfunded nonqualified deferred compensation plan that was designed to retain key leaders and focus them on driving the long-term success of the Company. Participants in the RDU Plan received RDUs that entitled the participant to a proportionate share of payments under the RDU Plan, determined by dividing the number of RDUs held by the participant by 28,500, which was the total number of RDUs available under the RDU Plan. Prior to our initial public offering, the RDUs were designed to track two components of the then outstanding Senior Subordinated Notes, a principal component and an interest component. The total amount of compensation available under the RDU Plan was based on these two components.

The principal component credited the RDU Plan with an amount equal to the $28.5 million face value of the Company’s Senior Subordinated Notes (the “debt pool”), with each RDU representing $1,000 face value of the Senior Subordinated Notes. Participants vested daily in the principal component during employment on a pro rata basis over the period commencing January 1, 2012 (or, if later, the date of hire or the date of a subsequent RDU grant) through December 31, 2014. In connection with our initial public offering and the partial redemption of the Senior Subordinated Notes, and in accordance with the terms of the RDU Plan, the principal component of the RDUs converted to a cash-denominated pool upon the redemption of the related Senior Subordinated Notes, with the same vesting schedule as set forth above. The redemption of the Senior Subordinated Notes, per the terms of the RDU Plan, also resulted in participants being credited in 2013 and 2014 with an additional amount equal to the prepayment premium that would have been paid on an equivalent amount of Senior Subordinated Notes under the terms of the indenture related to such notes. Under the terms of the RDU Plan, payment of the principal component as well as the additional amount related to the prepayment premium will be made to participants in 2017.

The interest component credited the RDU Plan with amounts equal to the interest that would have been earned on the debt pool from March 10, 2010 (or, if later, the date of hire or the date of a subsequent RDU grant) through maturity in 2017; however, in connection with our initial public offering, the Compensation Committee determined that the accrual of interest credits on the RDUs would cease after the redemption of the related Senior Subordinated Notes. In order to increase the retentive value of the plan, in 2013, the Compensation Committee established a cash retention pool determined based on the amount of the interest component credits that would have been allocated under the original terms of the RDU Plan. This cash retention pool has been paid to participants based on their service prior to 2016 and no longer represents an ongoing element of the Company’s executive compensation program.

2016 Non-Qualified Deferred Compensation Table

The following table provides information regarding the RDU Plan.

	Executive	Registrant			Aggregate
	Contributions	Company	Aggregate	Aggregate	Balance at
	in Last Fiscal	Contributions	Earnings in	Withdrawals/	Last Fiscal
	Year	in Last Fiscal Year	Last Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)(1)
Thomas E. Richards	—	—	—	—	5,636,784
Ann E. Ziegler	—	—	—	—	3,444,703
Douglas E. Eckrote	—	—	—	—	2,928,270
Christine A. Leahy	—	—	—	—	2,818,393
Jonathan J. Stevens	—	—	—	—	2,509,358
(1)	The amounts reported in this column represent each Named Executive Officer’s balance in the RDU Plan.

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2016 Potential Payments Upon Termination or Change in Control

During 2016, the Named Executive Officers were each subject to a compensation protection agreement that provided for certain severance benefits upon a qualifying termination of employment (the “Compensation Protection Agreements”). These severance arrangements have a three year fixed term, with certain term extensions in the event of a “potential change in control” or “change in control” during the term. As noted above, in March 2016, each of the Named Executive Officers entered into an Amended and Restated Compensation Protection Agreement, which preserved the severance benefits contained in their existing agreements, but extended the term for an additional three year fixed term commencing January 1, 2017. Each Named Executive Officer is also a participant in the Company’s equity award program, which provides for accelerated vesting of outstanding equity awards upon certain termination events or a sale of the Company.

A description of the material terms of each of the employment arrangements that were in effect on December 31, 2016 and the equity award program as well as estimates of the payments and benefits each Named Executive Officer would receive upon a termination of employment or sale of the Company, are set forth below. The estimates have been calculated assuming a termination date on December 31, 2016 and the closing price of a share of our common stock on December 30, 2016. The estimates below do not include any value associated with the RDU Plan because, as of December 31, 2016, all participants were vested in their account balances under the RDU Plan. Please see the “2016 Nonqualified Deferred Compensation Table” and related narrative for further information regarding the RDU Plan. The amounts reported below are only estimates and actual payments and benefits to be paid upon a termination of a Named Executive Officer’s employment with the Company or sale of the Company under these arrangements can only be determined at the time of termination or sale of the Company.

Compensation Protection Arrangements

This section describes the Compensation Protection Agreements in effect for Named Executive Officers in 2016.

For purposes of determining severance benefits under the Named Executive Officers’ Compensation Protection Agreements, a qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”

If the employment of a Named Executive Officer is terminated for any reason other than a qualifying termination of employment, the Named Executive Officer is entitled to receive his or her “accrued obligations.” Accrued obligations include the following: (1) accrued and unpaid base salary; (2) any SMIP bonus, deferred compensation and other cash compensation accrued by the Named Executive Officer to the extent not paid as of the date of termination; and (3) vacation pay, expense reimbursements and other cash entitlements accrued by the Named Executive Officer to the extent not paid as of the date of termination.

If the employment of a Named Executive Officer is terminated due to a qualifying termination, the Named Executive Officer is entitled to receive the following payments and benefits under his or her Compensation Protection Agreement: (1) accrued obligations as defined above; (2) the portion of the unpaid SMIP bonus that the Named Executive Officer would have received had he or she remained employed by the Company for the full year in which the termination occurs, based on actual performance and prorated through the date of termination; (3) continuation in accordance with the Company’s regular payroll practices of two times the Named Executive Officer’s base salary; (4) payment of two times the Named Executive Officer’s SMIP bonus that would have been earned had the Named Executive Officer remained employed by the Company for the full year in which the termination occurs, based on actual performance (provided that if the termination occurs after a change in control, the SMIP bonus will be equal to two times the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control); (5) continuation of certain health and welfare benefits for two years or, if earlier, the date that the Named Executive Officer becomes eligible for each such type of insurance coverage from a subsequent employer (provided, however, that if the Company is unable to provide such continuation benefits to the Named Executive Officer, the Company will instead provide a cash payment, subject to any applicable withholding taxes, that is sufficient to purchase comparable benefits); and (6) outplacement services of up to $20,000. The receipt of all of the payments and benefits above, except payment of accrued obligations, is conditioned upon the Named Executive Officer’s execution of a general release agreement in which he or she waives all claims that he or she might have against the Company and certain associated individuals and entities.

If the employment of Mr. Richards is terminated for any reason other than a termination by the Company for “cause” (as defined in his Compensation Protection Agreement), upon the expiration of any continued medical coverage period under his Compensation Protection Agreement and the COBRA continuation coverage period, Mr. Richards and his spouse are entitled to continued access to the Company’s medical plan until each becomes eligible for Medicare (or the earlier occurrence of another event specified in his Compensation Protection Agreement), with the full cost of such continued access to be paid by Mr. Richards.

Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, but only if such reduction will result in the Named Executive Officer receiving a higher net after-tax amount.

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Outstanding Equity Awards

There is no acceleration or continuation of vesting of the shares of restricted stock and stock options granted in exchange for outstanding B Units (the “Replacement Awards”) for terminations other than on account of a Named Executive Officer’s death or disability. In the case of termination due to the Named Executive Officer’s death or disability, the Replacement Award agreement provides for the immediate vesting of the additional portion of his or her outstanding Replacement Awards that would vest over a period of one year from such Named Executive Officer’s termination of employment. All outstanding Replacement Awards would immediately vest upon a sale of the Company under the award agreements. For purposes of the Replacement Awards, a sale of the Company means the acquisition by any person or group of (1) at least 51% of the equity securities of the Company entitled to vote to elect members of the board or (2) all or substantially all of the Company’s assets determined on a consolidated basis.

Under the terms of the 2016, 2015 and 2014 option awards, the options will become 100% vested in the event of (i) a termination of employment due to death or disability, (ii) a termination of employment by the Company without cause or by the Named Executive Officer for good reason within two years following a change in control or (iii) a change in control pursuant to which the option awards are not effectively assumed or continued in such transaction. In addition, in the event of the Named Executive Officer’s retirement, the options will continue to vest in accordance with the vesting schedule set forth in the award agreement so long as the Named Executive Officer continues to comply with restrictive covenants relating to non-competition, non-solicitation and confidentiality through the vesting period.

With respect to the 2016 and 2015 performance shares, upon a termination of employment due to death, disability or retirement, the Named Executive Officer will be entitled to a prorated award based on actual performance through the end of the performance period, subject to the Named Executive Officer’s continued compliance with restrictive covenants relating to non-competition, non-solicitation and confidentiality. In the event of a change in control prior to the 24-month anniversary of the first day of the performance period, the performance goals will be deemed to have been satisfied at target performance. If, however, the change in control occurs on or after the 24-month anniversary of the first day of the performance period, the performance goals will be determined by the Compensation Committee based on the projected level of performance through the end of the performance period. In the event of a change in control in which the awards are not effectively assumed, the awards will be settled within 70 days of such change in control. For awards effectively assumed in a change in control, the settlement of the awards will be accelerated if the Named Executive Officer’s employment is terminated without cause or due to good reason within 24 months following the change in control.

For purposes of the 2013 LTIP, a change in control generally occurs upon (1) an unapproved change in the majority composition of the Board during a 24-month period, (2) certain acquisitions of 35% or more of the Company’s outstanding voting securities, or (3) certain corporation transactions, including certain mergers, dissolutions, liquidations or the sale of substantially all of the Company’s assets.

Potential Payments Upon a Qualifying Termination of Employment(1)

		Value of
	Severance	Accelerated	Welfare		Aggregate
	Payment	Equity Awards	Benefits	Outplacement	Payments
Name	($)(2)	($)	($)(3)	($)(4)	($)
Thomas E. Richards	4,923,536	—	25,699	20,000	4,969,235
Ann E. Ziegler	2,678,010	—	23,334	20,000	2,721,344
Douglas E. Eckrote	2,130,002	—	29,117	20,000	2,179,119
Christine A. Leahy	1,911,434	—	32,031	20,000	1,963,465
Jonathan J. Stevens	1,761,610	—	27,646	20,000	1,809,256
(1)	A qualifying termination means termination of the Named Executive Officer’s employment (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.”
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s annual incentive bonus target for 2016 multiplied by the 2016 SMIP payout percentage of 115.7%. Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2016, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2016 Summary Compensation Table as 2016 compensation.
(3)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(4)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

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Potential Payments Upon Death, Disability or Retirement Table(1)

		Value of
	Severance	Accelerated	Aggregate
	Payment	Equity Awards	Payments
Name	($)(2)	($)(3)	($)
Thomas E. Richards	–	11,859,520	11,859,520
Ann E. Ziegler	–	2,458,769	2,458,769
Douglas E. Eckrote	–	946,267	946,267
Christine A. Leahy	–	1,664,843	1,664,843
Jonathan J. Stevens	–	841,108	841,108
(1)	As noted above, the terms of our 2016, 2015 and 2014 equity awards include retirement vesting provisions and, as of December 31, 2016, Mr. Richards and Ms. Ziegler were our only Named Executive Officers eligible for retirement vesting under such equity awards. Please see footnote 3 for an estimate of the amounts that would be received by Mr. Richards and Ms. Ziegler under the terms of such equity awards upon a December 31, 2016 retirement.
(2)	The Named Executive Officers are entitled to a pro rata bonus based on target for the year in which termination occurs upon death or a termination due to disability and may receive, at the Compensation Committee’s discretion, a pro rata bonus for the year of retirement. Because the SMIP bonus is considered earned as of December 31, 2016, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2016 Summary Compensation Table as 2016 compensation.
(3)	Represents the value of the accelerated vesting of the 2016, 2015 and 2014 stock option awards, pro rata vesting of the 2016 and 2015 performance shares, assuming target achievement of the applicable performance goals, and, for Mr. Richards, partial vesting of the Replacement Awards upon death or a termination due to disability. Under the terms of the 2016, 2015 and 2014 equity awards, Mr. Richards and Ms. Ziegler would continue to vest in their option grants and receive a prorated payout based on actual performance with respect to their performance shares upon retirement, provided that each continued to comply with non-competition, non-solicitation and confidentiality restrictive covenants during the vesting period. Assuming a retirement as of December 31, 2016, the value of the accelerated vesting associated with Mr. Richards’ and Ms. Ziegler’s outstanding equity awards is estimated to equal $7,559,044 and $2,458,769, respectively, assuming target achievement of the performance goals applicable to their performance awards. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $52.09 on December 30, 2016. Excluded from this column are the 2014 performance share units that vested based on Company performance and continued service of the Named Executive Officer through December 31, 2016 and which are reflected in the 2016 Stock Vested Table.

Potential Payments Upon a Qualifying Termination of Employment Following a Change in Control(1)

Name	Severance Payment(2) ($)	Value of Accelerated Equity Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Aggregate Payments ($)
Thomas E. Richards	4,865,083	14,442,629	25,699	20,000	19,353,411
Ann E. Ziegler	2,701,072	3,380,362	23,334	20,000	6,124,768
Douglas E. Eckrote	2,382,856	1,250,021	29,117	20,000	3,681,994
Christine A. Leahy	1,919,068	2,248,928	32,031	20,000	4,220,027
Jonathan J. Stevens	1,915,388	1,111,073	27,646	20,000	3,074,107
(1)	A qualifying termination means termination of the Named Executive Officer’s employment following a change in control (1) by the Company other than (A) for “cause,” (B) the Named Executive Officer’s death or (C) the Named Executive Officer’s disability, or (2) by the Named Executive Officer for “good reason.” Under the terms of the Compensation Protection Agreements, if the payments and benefits to a Named Executive Officer under his or her respective Compensation Protection Agreement or another plan, arrangement or agreement would subject the Named Executive Officer to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payments will be reduced by the minimum amount necessary to avoid such excise tax, if such reduction would result in the Named Executive Officer receiving a higher net after-tax amount. The amounts reflected in this table do not reflect the application of any reduction in compensation or benefits pursuant to the terms of the Compensation Protection Agreements.
(2)	Amounts reported in this column represent two times the sum of (i) the Named Executive Officer’s base salary and (ii) the Named Executive Officer’s average SMIP bonus for each of the three fiscal years ending prior to the change in control. Under the Compensation Protection Agreements, the Named Executive Officers are also entitled to a pro rata bonus based on the Company’s actual performance for the year in which termination occurs. Because the SMIP bonus is considered earned as of December 31, 2016, amounts related to the pro rata bonus have been excluded from this table and are reported in the 2016 Summary Compensation Table as 2016 compensation.
(3)	Represents the value of equity awards that would become vested upon a qualifying termination of employment within two years following a change in control or upon a change in control in which the outstanding awards are not effectively assumed, assuming target achievement of the applicable performance goals. With respect to Mr. Richards, the vesting of his outstanding Replacement Awards would also accelerate upon a qualifying change in control, without a related termination of employment. Based on a December 31, 2016 closing price, the value of the accelerated vesting associated with Mr. Richards’ outstanding Replacement Awards is estimated to equal $4,300,476. The value of the accelerated vesting of the equity awards reported in this table is based upon our closing stock price of $52.09 on December 30, 2016. Excluded from this column are the 2014 performance share units that vested based on Company performance and continued service of the Named Executive Officer through December 31, 2016 and which are reflected in the 2016 Stock Vested Table.
(4)	Represents the estimated value of continued welfare benefits that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.
(5)	Represents the maximum value of outplacement services that all Named Executive Officers would be entitled to receive upon a qualifying termination of employment.

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PROPOSAL 3—Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the frequency of the non-binding stockholder advisory vote to approve named executive officer compensation. The options are to hold the advisory vote to approve named executive officer compensation every year, every two years or every three years. When this advisory vote was last held in 2014, stockholders indicated their support for the non-binding advisory vote to approve named executive officer compensation to be held every year and the Company implemented this standard. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on executive compensation and other important matters. The Board of Directors and the Compensation Committee will take into consideration the voting results when determining how often a non-binding stockholder advisory vote to approve the compensation of our named executive officers should occur in the future.

The Board continues to believe that holding an advisory vote to approve named executive officer compensation every year is the best approach for the Company at this time based on a number of considerations. These considerations include that this frequency aligns with the interests of stockholders, provides more consistent and direct communication and reflects sound corporate governance principles.

While the Board recommends an annual advisory vote to approve named executive officer compensation, the proxy card provides stockholders with four choices with respect to this proposal: (1) 1 year; (2) 2 years; (3) 3 years; or (4) abstaining from voting on the proposal.

The Board of Directors recommends a vote for 1 YEAR as the frequency of the non-binding advisory vote to approve named executive officer compensation.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

December 31, 2016	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	6,497,992(1)	$29.36(2)	8,992,009(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	6,497,992	$29.36	8,992,009

(1)	Includes 3,781,051 shares issuable pursuant to outstanding stock options, 1,217,183 shares issuable pursuant to outstanding restricted stock units (includes 37,695 vested restricted stock units on which settlement into shares has been deferred by certain of our non-employee directors and shares issuable pursuant to restricted stock units acquired through the deemed reinvestment of dividend equivalents) and 1,499,758 shares issuable pursuant to outstanding performance share units (assumes maximum achievement of the applicable performance goals (equivalent to 749,879 performance share units at target) and includes shares issuable pursuant to performance share units acquired through the deemed reinvestment of dividend equivalents) under our 2013 Long-Term Incentive Plan. Excludes 492,036 performance shares issued to the Company’s executive officers (which are issued at the maximum achievement level of the applicable performance goals (equivalent to 246,018 performance shares at target) and which include dividend equivalents) and 26,052 shares of restricted stock under our 2013 Long-Term Incentive Plan.

(2)	Excludes restricted stock units and performance share units that convert to shares of common stock from determination of Weighted Average Exercise Price.

(3)	Includes 1,014,786 shares available under our Coworker Stock Purchase Plan (“CSPP”). The CSPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 5% discount. There is no compensation expense associated with the CSPP.

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PROPOSAL 4—Ratification of Selection of Independent Registered Public Accounting Firm

The Board of Directors and the Audit Committee recommend that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The Audit Committee approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2017. Ernst & Young LLP is currently the Company’s independent registered public accounting firm.

Although the Company is not required to seek stockholder approval or ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

We have been advised that a representative of Ernst & Young LLP will attend the Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors and the Audit Committee recommend a vote FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

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AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. Each member of the Audit Committee is independent as defined in the listing standards of NASDAQ and under SEC rules and has been designated as an “audit committee financial expert” by the Board of Directors.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal controls. Management also is responsible for reporting on the effectiveness of the Company’s internal control over financial reporting. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s consolidated financial statements. The independent registered public accounting firm also is responsible for issuing an attestation report on the effectiveness of the Company’s internal control over financial reporting based upon its audit. The Audit Committee’s responsibility is to monitor and oversee these processes. As part of its oversight responsibilities, the Audit Committee meets with the Company’s Chief Financial Officer, Controller, head of the Company’s business process assurance function (internal audit) and the Company’s independent registered public accounting firm (with and without management present) to discuss the adequacy and effectiveness of the Company’s internal controls and the quality of the financial reporting process.

Prior to the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC, the Audit Committee:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the Company’s financial condition and results of operations.

•	Reviewed and discussed with management and the Company’s independent registered public accounting firm, Ernst & Young LLP, the effectiveness of the Company’s internal control over financial reporting, including management’s report and Ernst & Young LLP’s attestation report on that topic.

•	Discussed with Ernst & Young LLP the matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of the Company’s financial condition and results of operations, including critical accounting estimates and judgments.

•	Received the required written communications from Ernst & Young LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence from the Company. Based upon these communications, the Audit Committee discussed with Ernst & Young LLP its independence from the Company. In considering the independence of Ernst & Young LLP, the Audit Committee took into consideration the amount and nature of the fees paid to the firm for non-audit services, as described below.

In reliance on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Donna F. Zarcone, Chair
Virginia C. Addicott
James A. Bell
Benjamin D. Chereskin
David W. Nelms

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Principal Accounting Fees and Services

Ernst & Young LLP serves as the Company’s independent registered public accounting firm. The following table presents fees paid or accrued for the audit of the Company’s annual consolidated financial statements and all other professional services rendered by Ernst & Young LLP for the years ended December 31, 2016 and 2015.

	Years Ended December 31,
(in thousands)	2016	2015
Audit fees	$2,983.4	$2,142.0
Audit-related fees	50.0	25.6
Tax fees	196.5	390.6
All other fees	2.8	2.8
Total fees	$3,232.7	$2,561.0

Audit Fees. Consists principally of fees related to the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q. Also includes services and procedures performed in connection with the Company’s Registration Statements on Form S-3 and related prospectus supplement filings with the SEC.

Audit-Related Fees. Consists principally of fees related to employee benefit plans.

Tax Fees. Consists principally of fees related to tax advice and tax compliance.

All Other Fees. Consists principally of fees paid for a license to use software relating to accounting rules and regulations.

The services provided by Ernst & Young LLP were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, consistent with advice from Ernst & Young LLP, that the provision of such services has not adversely affected Ernst & Young LLP’s independence.

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, subject to any exceptions in the Exchange Act. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any decisions of such member or members to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

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FREQUENTLY ASKED QUESTIONS CONCERNING THE ANNUAL MEETING

Why did I receive these proxy materials?

These proxy materials are first being distributed on or about August 8, 2017 to stockholders of the Company in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders on September 19, 2017, at 7:30 a.m. CDT, at CDW Center, 200 Tri-State International, Lincolnshire, Illinois 60069, and any postponement or adjournment thereof. This proxy statement describes the matters on which you, as a stockholder of the Company, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our stockholders. All stockholders may access our proxy materials on the Internet website referred to in the Notice. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice. If you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice relating to these proxy materials.

What is the purpose of the Annual Meeting?

At the Annual Meeting of Stockholders, stockholders will be asked to vote (1) to elect the four Class I director nominees named in this proxy statement for a term expiring at the 2020 Annual Meeting of Stockholders, (2) to approve, on an advisory basis, the compensation of our named executive officers, (3) to advise on the frequency of the advisory vote on named executive officer compensation, and (4) to ratify the selection of the Company’s independent registered public accounting firm. See the sections entitled “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation,” “Proposal 3—Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation” and “Proposal 4—Ratification of Selection of Independent Registered Public Accounting Firm.” The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the Notice of Annual Meeting of Stockholders.

Who can attend the Annual Meeting?

Only holders of our common stock as of the close of business on the record date, which was July 24, 2017, or their duly appointed proxies, may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank or other nominee or a copy of a statement (such as a brokerage statement) from your broker, bank or other nominee reflecting your stock ownership as of July 24, 2017 in order to be admitted to the Annual Meeting. All attendees must bring a government-issued photo ID to gain admission to the Annual Meeting. Please note that recording devices, photographic equipment, large bags and packages will not be permitted in the meeting room.

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If I cannot attend the Annual Meeting in person, how can I view the live webcast of the meeting?

You can access a live, listen-only webcast of the Annual Meeting on our Investor Relations website at investor.cdw.com. Listening to our webcast of the Annual Meeting will not represent attendance at the meeting, and you will not be able to cast your vote as part of the webcast. Should you decide to listen to the webcast, we encourage you to visit our Investor Relations website to test for compatibility and register at least 10 minutes prior to the start time of the meeting. A replay of the webcast will be available on our Investor Relations website shortly after the meeting concludes and will be accessible on the website for approximately one year.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which was July 24, 2017, are entitled to notice of, and to vote at, the Annual Meeting. As of July 24, 2017, there were 155,095,430 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

•	By telephone—You may use the toll-free telephone number shown on your Notice or proxy card;

•	Via the Internet—You may visit the Internet website indicated on your Notice or proxy card and follow the on-screen instructions;

•	By mail—You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope; or

•	In person—You may deliver a completed proxy card at the meeting or vote in person.

Voting instructions for stockholders of record (including instructions for both telephonic and Internet voting) are provided on the Notice and the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the stockholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. EDT on Monday, September 18, 2017.

If your shares are held through a broker, bank or other nominee, please follow the voting instructions on the form you receive from such institution. In such situations, the availability of telephone and Internet voting will depend on your institution’s voting procedures. If you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder of record does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board of Directors recommends on such proposal.

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How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the Annual Meeting or any adjournments or postponements thereof by:

•	Mailing written notice of revocation or change to our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061;

•	Delivering a later-dated proxy (either in writing, by telephone or via the Internet); or

•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

Will my votes be publicly disclosed?

No. As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

Who will count the votes?

A representative of Broadridge Investor Communication Solutions will serve as the inspector of election for the Annual Meeting and will count the votes.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting of Stockholders, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide voting instructions to your broker, it will depend on the type of item being considered for vote, as to whether your broker can vote your shares:

•	Non-Discretionary Items. The election of Class I directors, the advisory vote to approve named executive officer compensation and the advisory vote on the frequency of the advisory vote to approve named executive officer compensation may not be voted on by your broker if it has not received voting instructions.

•	Discretionary Items. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

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How many votes are required to approve each matter to be considered at the Annual Meeting?

Proposal 1: Election of nominees named in this proxy statement as Class I directors. A majority of the votes cast at the meeting, in person or by proxy, and entitled to vote thereon is required to elect each Class I director nominee, which means that a nominee for director will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election exceed the votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If a director nominee fails to receive “FOR” votes representing at least a majority of votes cast and is an incumbent director, our Amended and Restated Certificate of Incorporation requires the director to promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Corporate Governance Committee of our Board will then recommend to our Board, and our Board will decide, whether to accept or reject the tendered resignation, or whether other action should be taken.

Proposal 2: Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote thereon is required to approve, on an advisory, non-binding basis, the compensation paid to our named executive officers. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.

Proposal 3: Advisory vote on the frequency of the advisory vote to approve named executive officer compensation. The advisory, non-binding vote with respect to the determination as to whether the advisory vote to approve named executive officer compensation shall occur every one, two or three years shall be decided by a plurality of the votes cast among the three alternatives. This means that the alternative receiving the most votes will be considered to be the expressed preference of the stockholders, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Proposal 4: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote thereon is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. We do not expect there to be any broker non-votes with respect to the proposal.

Who pays to prepare, mail and solicit the proxies?

We will bear the costs of solicitation of proxies for the Annual Meeting of Stockholders, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies.

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OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in the proxy card or their substitutes acting thereunder will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

Additional Company Information

Parts I, II and IV of our 2016 Annual Report on Form 10-K (“2016 10-K”) are being furnished to stockholders concurrently herewith. The information included in Part III of the 2016 10-K is included in this proxy statement.

Stockholder Proposals for the 2018 Annual Meeting

Our 2018 Annual Meeting of Stockholders will be held on May 23, 2018.

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois 60061 no later than December 11, 2017. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2018 Annual Meeting but not for inclusion in our proxy statement for such Annual Meeting, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws no later than February 22, 2018. Such notice must contain the information required by our Amended and Restated Bylaws.

It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.

By Order of the Board of Directors,

Shannon A. Toolis
Vice President, Assistant General Counsel
and Assistant Secretary

August 8, 2017

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APPENDIX A

CDW CORPORATION AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

We have included reconciliations of Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, Non-GAAP net income per diluted share, Consolidated net sales growth on a constant currency basis and Free cash flow for the years ended December 31, 2016 and 2015 below. EBITDA is defined as consolidated net income before Interest expense, Income tax expense, Depreciation and Amortization. Adjusted EBITDA, which is a measure defined in our credit agreements, means EBITDA adjusted for certain items which are described in the table below. Adjusted EBITDA margin means Adjusted EBITDA as a percentage of our Net sales. Non-GAAP net income excludes, among other things, charges related to the amortization of acquisition-related intangible assets, non-cash equity- based compensation, acquisition and integration expenses, and gains and losses from the extinguishment of long-term debt. With respect to Non-GAAP net income per diluted share, the numerator is Non-GAAP net income and the denominator is the weighted average number of shares outstanding as adjusted to give effect to dilutive securities. Consolidated net sales growth on a constant currency basis is defined as consolidated net sales growth excluding the impact of foreign currency translation on net sales compared to the prior period. Free cash flow is defined as net cash provided by operating activities, minus capital expenditures, plus/minus the net change in accounts payable - inventory financing. Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, Non-GAAP net income per diluted share, Consolidated net sales growth on a constant currency basis and Free cash flow are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures used by the company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net income, Non-GAAP net income per diluted share, Consolidated net sales growth on a constant currency basis and Free cash flow provide helpful information with respect to our operating performance and cash flows, including our ability to meet our future debt service, capital expenditures and working capital requirements. Adjusted EBITDA also provides helpful information as it is the primary measure used in certain key covenants and definitions contained in our credit agreements. Our medium term annual targets are provided on a non-GAAP basis because certain reconciling items are dependent on future events that either cannot be controlled, such as currency impacts or interest rates, or reliably predicted because they are not part of the Company’s routine activities, such as refinancing activities or acquisition and integration expenses.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

(dollars in millions)
(unaudited)

		Years Ended December 31,
		% of Net		% of Net	%
	2016	sales	2015	sales	Change
Net income	$424.4		$403.1
Depreciation and amortization	254.5		227.4
Income tax expense	248.0		243.9
Interest expense, net	146.5		159.5
EBITDA	1,073.4	7.7%	1,033.9	8.0%
Adjustments:
Non-cash equity-based compensation	39.2		31.2
Net loss on extinguishments of long-term debt	2.1		24.3
(Income)/loss from equity investments(a)	(1.1)		10.1
Acquisition and integration expenses(b)	7.3		10.2
Gain on remeasurement of equity investment(c)	—		(98.1)
Other adjustments(d)	(3.6)		6.9
Total adjustments	43.9		(15.4)
Adjusted EBITDA(e)	$1,117.3	8.0%	$1,018.5	7.8%	9.7%
(a)	Represents our share of (income) loss from our equity investments. Our 35% share of CDW UK’s net loss for the year ended December 31, 2015 includes our 35% share of an expense related to certain equity awards granted by one of the sellers to CDW UK coworkers in July 2015 prior to the acquisition.
(b)	Comprised of expenses related to CDW UK.
(c)	Represents the gain resulting from the remeasurement of our previously held 35% equity investment to fair value upon the completion of the acquisition of CDW UK.
(d)	Primarily includes our share of settlement payments received from the Dynamic Random Access Memory class action lawsuits and the favorable resolution of a local sales tax matter during the year ended December 31, 2016. Also includes expenses related to the consolidation of office locations north of Chicago during the years ended December 31, 2016 and 2015.
(e)	Includes the impact of consolidating five months of CDW UK’s financial results for the year ended December 31, 2015.

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NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER DILUTED SHARE

(in millions, except per share amounts)
(unaudited)

	Year Ended December 31,
	2016	2015	% Change
Net income	$424.4	$403.1
Amortization of intangibles(a)	187.2	173.9
Non-cash equity-based compensation	39.2	31.2
Non-cash equity-based compensation related to equity investment(b)	—	20.0
Net loss on extinguishments of long-term debt	2.1	24.3
Acquisition and integration expenses(c)	7.3	10.2
Gain on remeasurement of equity investment(d)	—	(98.1)
Other adjustments(e)	(5.4)	3.7
Aggregate adjustment for income taxes(f)	(85.8)	(64.8)
Non-GAAP net income(g)	$569.0	$503.5	13.0%
GAAP net income per diluted share	$2.56	$2.35	9.0%
Non-GAAP net income per diluted share	$3.43	$2.93	16.9%
Shares used in computing GAAP and Non-GAAP net income per diluted share	166.0	171.8
(a)	Includes amortization expense for acquisition-related intangible assets, primarily customer relationships, customer contracts and trade names.
(b)	Represents our 35% share of an expense related to certain equity awards granted by one of the sellers to CDW UK coworkers in July 2015 prior to our acquisition of CDW UK.
(c)	Comprised of expenses related to CDW UK.
(d)	Represents the gain resulting from the remeasurement of our previously held 35% equity investment to fair value upon the completion of the acquisition of CDW UK.
(e)	Primarily includes our share of settlement payments received from the Dynamic Random Access Memory class action lawsuits and the favorable resolution of a local sales tax matter during the year ended December 31, 2016. Also includes expenses related to the consolidation of office locations north of Chicago during the years ended December 31, 2016 and 2015.
(f)	Aggregate adjustment for income taxes consists of the following:

	Year Ended December 31,
	2016	2015
Total Non-GAAP adjustments	$230.4	$165.2
Weighted-average statutory effective rate	36.0%	38.0%
Income tax	(82.9)	(62.8)
Deferred tax adjustment due to law changes	(1.5)	(4.0)
Stock compensation tax benefit related to the adoption of ASU 2016-09	(1.8)	—
Withholding tax expense on the unremitted earnings of our Canadian subsidiary	—	3.3
Non-deductible adjustments and other	0.4	(1.3)
Total aggregate adjustment for income taxes	(85.8)	(64.8)
(g)	Includes the impact of consolidating five months of CDW UK’s financial results for the year ended December 31, 2015.

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CONSOLIDATED NET SALES GROWTH ON A CONSTANT CURRENCY BASIS

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2016	2015	% Change
Net sales, as reported	$13,981.9	$12,988.7	7.6%
Foreign currency translation(a)	—	(76.3)
Consolidated net sales, on a constant currency basis	$13,981.9	$12,912.4	8.3%
(a)	Represents the effect of translating the prior year results of CDW Canada and CDW UK at the average exchange rates applicable in the current year. Includes the impact of consolidating five months of CDW UK’s financial results for the year ended December 31, 2015.

FREE CASH FLOW

(dollars in millions)
(unaudited)

	Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$604.0	$277.5
Capital expenditures	(63.5)	(90.1)
Net change in accounts payable — inventory financing	143.6	95.9
Free cash flow	$684.1	$283.3

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APPENDIX B

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements regarding management’s expectations for our future performance that are within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include the description of our annual medium term targets for 2016 – 2018 on page 8 of this proxy statement. For a discussion of forward-looking statements and factors that could cause our actual performance to differ materially from these expectations, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

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CDW LEADERSHIP

Board of Directors

Thomas E. Richards
Chairman, President and Chief Executive Officer

Virginia C. Addicott
President and Chief Executive Officer,
FedEx Custom Critical

Steven W. Alesio
Operating Partner,
Providence Equity Partners L.L.C.

Barry K. Allen
Operating Partner,
Providence Equity Partners L.L.C.

James A. Bell
Retired Executive Vice President,
The Boeing Company

Benjamin D. Chereskin
President,
Profile Capital Management LLC

Lynda M. Clarizio
President of U.S. Media,
The Nielsen Company (U.S.), L.L.C.

Paul J. Finnegan
Co-Chief Executive Officer,
Madison Dearborn Partners, LLC

David W. Nelms
Chairman and Chief Executive Officer,
Discover Financial Services

Joseph R. Swedish
Chairman, President and CEO,
Anthem, Inc.

Donna F. Zarcone
President and Chief Executive Officer,
Economic Club of Chicago

Executive Committee

Thomas E. Richards
Chairman, President and Chief Executive Officer

Dennis G. Berger
Senior Vice President and Chief Coworker Services Officer

Neal J. Campbell
Senior Vice President – Strategic Solutions and Services

Mark C. Chong
Senior Vice President – Strategy and Marketing

Christina M. Corley
Senior Vice President – Commercial and International Markets

Douglas E. Eckrote
Senior Vice President – Small Business Sales and eCommerce

Christine A. Leahy
Chief Revenue Officer

Christina V. Rother
Senior Vice President – Public and Advanced Technology Sales

Jonathan J. Stevens
Senior Vice President – Operations and Chief Information Officer

Matthew A. Troka
Senior Vice President – Product and Partner Management

Ann E. Ziegler
Senior Vice President and Chief Financial Officer

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Responsive.
Competitive.
Disciplined.

PEOPLE WHO GET IT™

CDW Corporation
75 Tri-State International
Lincolnshire, IL 60069

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CDW PEOPLE WHO GET IT

CDW CORPORATION
75 TRI-STATE INTERNATIONAL
LINCOLNSHIRE, IL 60069

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E31522-P96281 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CDW CORPORATION

The Board of Directors recommends you vote FOR the following Class I Directors (Term to Expire at 2020 Annual Meeting):

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Steven W. Alesio	☐	☐	☐
1b. Barry K. Allen	☐	☐	☐
1c. David W. Nelms	☐	☐	☐
1d. Donna F. Zarcone	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 YEAR on proposal 3:

	For	Against	Abstain
2. To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of the advisory vote to approve named executive officer compensation.	☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

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E31523-P96281

CDW CORPORATION
Annual Meeting of Stockholders
September 19, 2017
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ann E. Ziegler and Shannon A. Toolis, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CDW Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., Central Time, on September 19, 2017, at CDW Center located at 200 Tri-State International, Lincolnshire, Illinois, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4 AND 1 YEAR ON PROPOSAL 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSON(S) NAMED ABOVE WILL VOTE IN THEIR DISCRETION. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side